UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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BOOT BARN HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement for Annual Meeting of Stockholders

July 16, 2020

Dear Fellow Boot Barn Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Boot Barn Holdings, Inc., which will be held at Boot Barn Holdings, Inc., 15345 Barranca Pkwy., Irvine, California 92618, on Wednesday, August 26, 2020, at 11:30 a.m. local time.

At the Annual Meeting, we will ask you to elect all seven members of our board of directors; vote on a non-binding advisory proposal to approve the compensation paid to our named executive officers for fiscal 2020 (commonly referred to as “say-on-pay”); approve the 2020 Equity Incentive Plan; ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2021 fiscal year; and to consider such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

We have elected to provide access to the proxy materials over the internet, other than to those stockholders who request a paper copy, under the Securities and Exchange Commission’s “notice and access” rules to reduce the environmental impact and cost of our Annual Meeting. However, if you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to promptly vote and submit your proxy via the internet, by telephone, or by mail, in accordance with the instructions included in the Proxy Statement.

On behalf of the board of directors, we would like to thank you for your continued interest and investment in Boot Barn Holdings, Inc.

Sincerely,

James G. Conroy

President and Chief Executive Officer

BOOT BARN HOLDINGS, INC.

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Wednesday, August 26, 2020 at 11:30 a.m. local time.

Place:	Boot Barn Holdings, Inc., 15345 Barranca Pkwy., Irvine, California 92618.

Items of Business:	(1)	To elect seven directors to serve until the 2021 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

	(2)	To vote on a non-binding advisory resolution to approve the compensation paid to our named executive officers for fiscal 2020 (“say-on-pay”).

	(3)	To approve the 2020 Equity Incentive Plan.

	(4)	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 27, 2021.

	(5)	To consider such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Adjournments and Postponements:

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date:	Holders of record of our common stock as of the close of business on July 2, 2020 will be entitled to notice of, and to vote at, the Annual Meeting.

Voting:

Your vote is very important. All stockholders as of the record date are cordially invited to attend the Annual Meeting and vote in person. To assure your representation at the Annual Meeting, however, we urge you to vote by proxy as promptly as possible over the Internet or by phone as instructed in the Notice of Internet Availability of Proxy Materials or, if you receive paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. You may vote in person at the Annual Meeting even if you have previously returned a proxy.

By Order of the board of directors,

Gregory V. Hackman Chief Financial Officer and Secretary

This notice of Annual Meeting and proxy statement and form of proxy are being distributed and made available on or about July 16, 2020.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder

Meeting to be held on August 26, 2020.

This proxy statement and our 2020 Annual Report to Stockholders, are available at http://investor.bootbarn.com.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should review all of the information contained in the proxy statement before voting.

Annual Meeting of Stockholders

Date:	Wednesday, August 26, 2020
Time:	11:30 a.m., local time
Location:	Boot Barn Holdings, Inc., 15345 Barranca Pkwy., Irvine, California 92618
Record Date:	July 2, 2020
Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote.

Proposals and Voting Recommendations

	Board Recommendation	Page
Election of Directors
Peter Starrett	For	6
Greg Bettinelli	For	6
James G. Conroy	For	7
Lisa G. Laube	For	7
Anne MacDonald	For	8
Brenda I. Morris	For	8
Brad Weston	For	9
Advisory vote on the compensation paid to our named executive officers for fiscal 2020	For	43
Approval of the Boot Barn Holdings, Inc. 2020 Equity Incentive Plan	For	44
Ratification of Deloitte & Touche LLP as our independent registered public accounting firm	For	54

Voting Methods

You can vote in one of four ways:

Visit www.envisionreports.com/BOOT to vote VIA THE INTERNET
Call 1-800-652-VOTE (8683) to vote BY TELEPHONE
If you have requested the proxy materials by mail, sign, date and return your proxy card in the prepaid enclosed envelope to vote BY MAIL
Attend the Annual Meeting to vote IN PERSON

To reduce our administrative and postage costs and the environmental impact of the Annual Meeting, we encourage stockholders to vote via the Internet or by telephone, both of which are available 24 hours a day, seven days a week, until 5:00 p.m. Central Time on August 25, 2020. Stockholders may revoke their proxies at the times and in the manners described on page 4 of this proxy statement.

If your shares are held in “street name” through a bank, broker or other holder of record, you will receive voting instructions from the holder of record that you must follow in order for your shares to be voted. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the bank, broker or other holder of record that holds your shares.

BOOT BARN HOLDINGS, INC.

15345 Barranca Pkwy.

Irvine, California 92618

2020 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This Proxy Statement and the enclosed form of proxy are solicited on behalf of Boot Barn Holdings, Inc., a Delaware corporation (referred to as our “Company”), by our board of directors for use at the 2020 Annual Meeting of Stockholders, (referred to as the “Annual Meeting”), and any postponements or adjournments thereof. The Annual Meeting will be held at Boot Barn Holdings, Inc., 15345 Barranca Pkwy., Irvine, California 92618, on Wednesday, August 26, 2020 at 11:30 a.m. local time.

Internet Availability of Proxy Materials

In accordance with rules adopted by the Securities and Exchange Commission (referred to as the “SEC”) that allow companies to furnish their proxy materials over the Internet, we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy statement and our 2020 Annual Report to most of our stockholders. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents and vote over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including our proxy statement, our 2020 Annual Report, and a form of proxy card. We believe this process will allow us to provide our stockholders the information they need in a more timely manner, while reducing the environmental impact and lowering our costs of printing and delivering the proxy materials.

These proxy solicitation materials are being first released on or about July 16, 2020 to all stockholders entitled to vote at the Annual Meeting.

Record Date

Stockholders of record at the close of business on July 2, 2020, which we have set as the record date, are entitled to notice of and to vote at the Annual Meeting.

Number of Outstanding Shares

On the record date, there were 28,855,781 outstanding shares of our common stock, par value $0.0001 per share.

Requirements for a Quorum

The holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Each stockholder voting at the Annual Meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the Annual Meeting.

Votes Required for Each Proposal

Assuming that a quorum is present, the vote required for each proposal is as follows.

Directors shall be elected by a plurality of the votes cast by shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Therefore, the seven nominees who receive the greatest number of affirmative votes cast shall be elected as directors. We do not have cumulative voting rights for the election of directors.

The advisory vote on the compensation of our named executive officers for fiscal 2020 (commonly referred to as a “say-on-pay” proposal), the proposal to approve the Boot Barn Holdings, Inc. 2020 Equity Incentive Plan and the proposal to ratify Deloitte & Touche LLP as the independent registered public accounting firm of our Company for the fiscal year ending March 27, 2021 require the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

Although the say-on-pay proposal is non-binding, it will provide information to our compensation committee and our board of directors regarding investor sentiment about our executive compensation philosophy, policies, and practices, which our compensation committee and our board of directors will consider when determining executive compensation for the years to come.

The vote on each matter submitted to stockholders is tabulated separately. ComputerShare Trust Company, N.A., or a representative thereof, will tabulate the votes.

Our Board’s Recommendation for Each Proposal

Our board of directors recommends that you vote your shares:

●	“FOR” each director nominee;

●	“FOR” the “say-on-pay” proposal;

●	“FOR” the approval of the Boot Barn Holdings, Inc. 2020 Equity Incentive Plan; and

●	“FOR” the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of our Company for the fiscal year ending March 27, 2021.

Voting Instructions

You may vote your shares by proxy by doing any one of the following: vote via the Internet at www.envisionreports.com/BOOT; call 1-800-652-VOTE (8683) to vote by telephone; or if you have requested the proxy materials by mail, sign, date and return your proxy or voting instruction card in the prepaid enclosed envelope to vote by mail. When a proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting as directed.

If a proxy card is properly executed and returned and no voting specification is indicated, the shares will be voted (1) “FOR” the election of each of the seven nominees for director set forth in this proxy statement, (2) “FOR” the “say-on-pay” proposal, (3) “FOR” the approval of the Boot Barn Holdings, Inc. 2020 Equity Incentive Plan, (4) “FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of our Company for the fiscal year ending March 27, 2021, and (5) as the persons specified in the proxy deem advisable in their discretion on such other matters as may come before the Annual Meeting. As of the date of this proxy statement, we have received no notice of any such other matters.

If you attend the Annual Meeting, you may vote in person even if you have previously voted via the Internet or by phone or returned a proxy or voting instruction card by mail, and your in-person vote will supersede any vote previously cast.

Broker Non-Votes and Abstentions

If you are a beneficial owner of shares held in “street name” and do not provide the broker, bank, or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the broker, bank, or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is commonly referred to as a “broker non-vote.”

The election of directors (“Proposal 1”), the say-on-pay proposal (“Proposal 2”) and the approval of the Boot Barn Holdings, Inc. 2020 Equity Incentive Plan (“Proposal 3”) are matters considered non-routine under applicable rules. Therefore, a broker, bank, or other nominee cannot vote without your instructions on Proposals 1, 2 or 3; as a result, there may be broker non-votes on Proposals 1, 2 or 3. For your vote to be counted on Proposals 1, 2 or 3, you will need to communicate your voting decisions to your broker, bank, or other nominee by the deadline specified in the voting instruction form using the voting instruction form provided by your broker, bank, or other nominee.

The ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 27, 2021 (“Proposal 4”) is a matter considered routine under applicable rules. A broker, bank, or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with Proposal 4.

Broker non-votes and abstentions each are counted for determining the presence of a quorum. The election of directors requires a plurality of votes cast. Neither broker non-votes nor any withhold votes in the election of directors will have any effect thereon. With respect to Proposals 2, 3 and 4, abstentions will have the same effect as votes “against” such proposal because they represent shares present and entitled to vote that are not voted in favor of such proposal. Broker non-votes will have no effect on Proposals 2 and 3 because they do not represent shares entitled to vote on such proposals. Broker non-votes are not applicable to Proposal 4, because Proposal 4 is a routine matter, as described above.

Revoking Proxies

Any stockholder giving a proxy may revoke the proxy at any time before its use by furnishing to us either a written notice of revocation or a duly executed proxy (via internet, telephone or mail) bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Election Inspector

We have engaged ComputerShare Trust Company, N.A. to be the election inspector. Votes cast by proxy or in person at the Annual Meeting will be tabulated by such election inspector, who will determine whether a quorum is present. The election inspector will treat broker non-votes and abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, and as described in the “Broker Non-Votes and Abstentions” section of this proxy statement for purposes of determining the approval of any matter submitted to stockholders for a vote.

Voting Results

The final voting results from the Annual Meeting will be included in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

Costs of Solicitation of Proxies

We will bear the cost of this proxy solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding proxy solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation. We do not expect to engage or pay any compensation to a third-party proxy solicitor.

Householding

We have adopted a procedure called “householding”, which has been approved by the SEC. Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials, and as applicable, any additional proxy materials that are delivered. A separate proxy card for each stockholder of record will be included in the printed materials. This procedure reduces our printing costs, mailing costs and fees. Upon written request, we will promptly deliver a separate copy of the Notice or, if applicable, the printed proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice or Annual Report or, if applicable, the printed proxy materials, please notify us by sending a written request to our Corporate Secretary at 15345 Barranca Pkwy., Irvine, California 92618. Street name stockholders may contact their broker, bank or other nominee to request information about householding.

Availability of our Filings with the SEC and Additional Information

Through our investor relations website, http://investor.bootbarn.com, we make available free of charge all of our SEC filings, including our proxy statements, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, as well as Form 3, Form 4, and Form 5 reports of our directors, officers, and principal stockholders, together with amendments to these reports filed or furnished pursuant to Sections 13(a), 15(d), or 16 of the Securities Exchange Act of 1934, as amended (referred to as the “Exchange Act”). We will also provide upon written request, without charge to each stockholder of record as of the record date, a copy of our Annual Report on Form 10-K for the fiscal year ended March 28, 2020 as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our Corporate Secretary at our executive offices set forth in this proxy statement.

All of our SEC filings can also be accessed through the SEC’s website, http://www.sec.gov.

The common stock of our Company is listed on the NYSE, and reports and other information on our Company can be reviewed at the office of the NYSE at 11 Wall Street, New York, NY 10005.

Information Deemed Not Filed

Our 2020 Annual Report to Stockholders, which was made available to stockholders with or preceding this proxy statement, contains financial and other information about our Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Compensation Committee Report” and “Report of the Audit Committee” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

Other Information

We report our results of operations on a 52- or 53-week fiscal year ending on the last Saturday in March, unless April 1 is a Saturday, in which case the fiscal year ends April 1. In a 52-week fiscal year, each quarter includes thirteen weeks of operations; in a 53-week fiscal year, the first, second and third quarters each include thirteen weeks of operations and the fourth quarter includes fourteen weeks of operations. Our last three completed fiscal years ended on March 31, 2018, March 30, 2019 and March 28, 2020. The years ended March 28, 2020, March 30, 2019 and March 31, 2018 were each 52-week periods. We refer to our fiscal years ended March 31, 2018, March 30, 2019 and March 28, 2020 as “fiscal 2018”, “fiscal 2019 and “fiscal 2020”, respectively.

As used in this proxy statement, unless the context otherwise requires, references to the “Company”, “Boot Barn”, “we”, “us” and “our” refer to Boot Barn Holdings, Inc. and, where appropriate, its subsidiaries.

CORPORATE GOVERNANCE

Our Board

Our business and affairs are managed by our board of directors, which consists of seven members.

Peter Starrett Chairman of the Board Independent Director Age: 72 Director since: 2011 Chairman since: 2012 Committees: Compensation Corporate Governance and Nominating, Chairperson

Mr. Starrett has served as Chairman of the Board since 2012 and as a member of our board of directors since 2011. From May to November of 2012, Mr. Starrett served as our interim Chief Executive Officer. Mr. Starrett has over 30 years of experience in the retail industry. In 1998, Mr. Starrett founded Peter Starrett Associates, a retail advisory firm, and has served as its President since that time. From 1990 to 1998, Mr. Starrett served as the President of Warner Bros. Studio Stores Worldwide, a specialty retailer. Previously, he was Chairman and Chief Executive Officer at The Children’s Place, a specialty clothing retailer. Prior to that, he held senior executive positions at both Federated Department Stores and May Department Stores, each a department store retailer. Mr. Starrett serves on the board of directors of Floor & Decor Holdings, Inc. (NYSE, FND), a retailer of hard surface flooring. In addition, he is a member of the board of directors of several private companies. Previously, he was also Chairman of the Board of Pacific Sunwear, Inc., and served on the board of directors of hhgregg, Inc. Mr. Starrett received a bachelor’s degree from the University of Denver and received a master’s degree in business administration from Harvard University. We believe that Mr. Starrett is qualified to serve on our board of directors because of his extensive experience as an officer and director of both public and private companies in the retail industry.

Greg Bettinelli Independent Director Age: 48 Director since: 2012 Committees: Audit Compensation, Chairperson

Mr. Bettinelli has served as a member of our board of directors since 2012. Mr. Bettinelli has over 15 years of experience in the Internet and e-commerce industries. Since January 2014, Mr. Bettinelli has been a Partner with Upfront Ventures, a venture capital firm. From 2009 to 2013, Mr. Bettinelli was the Chief Marketing Officer for HauteLook, a leading online flash-sale retailer. From 2008 to 2009, Mr. Bettinelli was Executive Vice President of Business Development and Strategy at Live Nation, a ticketing business. From 2003 to 2008, Mr. Bettinelli held a number of leadership positions at eBay Inc., including Senior Director of Business Development at StubHub and Director of Event Tickets and Media. Mr. Bettinelli also previously served on the board of directors of hhgregg, Inc., a retailer of appliances and consumer electronics. Mr. Bettinelli received a bachelor’s degree from the University of San Diego and a master’s degree in business administration from Pepperdine University. We believe that Mr. Bettinelli is qualified to serve on our board of directors because of his extensive experience in online retail marketing and e-commerce.

James G. Conroy Director Age: 50 Director since: 2012

Mr. Conroy has been a director and our President and Chief Executive Officer since 2012. Prior to joining Boot Barn, Mr. Conroy was with Claire’s Stores, Inc. from 2007 to 2012 where Mr. Conroy served as Chief Operating Officer and Interim Co‑Chief Executive Officer in 2012, President from 2009 to 2012 and Executive Vice President from 2007 to 2009. Before joining Claire’s Stores, Inc., Mr. Conroy was also employed by Blockbuster Entertainment Group from 1996 to 1998, Kurt Salmon Associates from 2003 to 2005 and Deloitte Consulting in various capacities. Mr. Conroy serves on the board of directors of Party City Holdco Inc. (NYSE, PRTY), a vertically integrated supplier of decorated party goods, and also serves on the Foundation Board of Children’s Hospital of Orange County (CHOC). Mr. Conroy received a bachelor’s degree in business management and marketing and a master’s degree in business administration from Cornell University. We believe Mr. Conroy is qualified to serve on our board of directors because of his expertise in the strategic and operational aspects of the retail industry, which he has gained during his 27 years working in the industry.

Lisa G. Laube Independent Director Age: 57 Director since: 2018 Committee: Compensation Corporate Governance and Nominating

Ms. Laube joined our board of directors in July of 2018. She is the President of Floor & Decor. She joined the company as Executive Vice President and Chief Merchandising Officer in 2012 and was promoted to President in February 2020 where she was previously responsible for Merchandising, Marketing, Training, E-Commerce and Store Operations. From 2005 to 2011, Ms. Laube was President of Party City where she was responsible for Merchandising, Marketing and E-Commerce and prior to that she was the company’s Chief Merchandising Officer. From 2002 to 2004, she was the Vice President of Merchandising for White Barn Candle Company, a division of Bath and Body Works. Prior to that, Ms. Laube worked from 1996 to 2002 at Linens ‘n Things beginning as a Buyer and progressing to General Merchandising Manager. From 1988 to 1996, she was a Buyer at Macy’s in the Textiles division. Ms. Laube began her career at Rich’s department store in the Executive Training Program. Ms. Laube also currently serves on the respective boards of directors of Action Ministries, an Atlanta based nonprofit organization, and Zoo Atlanta, a zoological park in Atlanta. She graduated from the Terry School of Business, University of Georgia in 1985 with a B.B.A. in Marketing. We believe that Ms. Laube is qualified to serve on our board of directors because of her extensive experience in merchandising, marketing and e-commerce.

Anne MacDonald Independent Director Age: 64 Director since: 2018 Committees: Audit Corporate Governance and Nominating

Ms. MacDonald joined our board of directors in May of 2018. Ms. MacDonald has over 30 years of experience across marketing disciplines and industries. She spent the first 13 years of her career in the advertising industry at NW Ayer and Grey Advertising. In her capacity as Managing Director she oversaw the agency’s work for major CPG, telecommunication, airline, cosmetic, technology and financial services companies. In 1993 Ms. MacDonald went to the corporate side as VP Brand Management for PepsiCo’s Pizza Hut division. From 1997 to 2011, Ms. MacDonald held the position of Chief Marketing Officer at several Fortune 100 companies, including Citigroup, Macy’s and Travelers. Ms. MacDonald currently serves on the board of directors of Hiscox Inc., a British specialty insurer. She previously served on the public boards of Catalina Marketing Corporation, a digital media company, and Rentrak Corporation, a global media measurement and research company. Ms. MacDonald serves on the advisory boards of Zeotap GmbH, a telecom data analytics company, Tuckerman & Co., an e-commerce shirting company, and Chops Snacks, Inc., a premium beef jerky company. From 2014 to 2017 Ms. MacDonald worked as an advisor at Yale University’s start-up incubator, Yale Entrepreneurial Institute. Ms. MacDonald received her bachelor’s degree from Boston College and an MSc from the University of Bath in England. We believe that Ms. MacDonald is qualified to serve on our board of directors because of her experience as a board member and over 30+ years of experience and insight in marketing, building enduring brands and developing and launching new products.

Brenda I. Morris Independent Director Age: 55 Director since: 2014 Committee: Audit, Chairperson

Ms. Morris has been a member of our board of directors since 2014. Ms. Morris has over 35 years of experience in finance, accounting and operations roles concentrated in consumer products, food & beverage, retail and wholesale sectors. Since 2015, Ms. Morris has been a partner with CSuite Financial Partners, a financial executive services team. From 2016 to 2019, Ms. Morris was the CFO of Apex Parks Group, a company operating amusement parks and family entertainment centers. Ms. Morris previously served at Hot Topic, Inc., a specialty retailer, as Senior Vice President, Finance from 2015 to October 2016. Ms. Morris previously served as Chief Financial Officer for 5.11 Inc., a tactical gear and apparel wholesaler and retailer, from 2013 to 2015, as Chief Financial Officer for Love Culture, a young women’s fashion retailer, from 2011 to 2013, and as Chief Financial Officer for Icicle Seafoods, Inc., a premium seafood processor and distributor, from 2009 to 2011. Ms. Morris was also Chief Operating Officer and Chief Financial Officer of iFloor.com from 2007 to 2009, Chief Financial Officer at Zumiez Inc. from 2003 to 2007, and Director of Finance and Vice President/Chief Financial Officer at K2 Corporation from 1999 to 2003. Ms. Morris has served since 2015 on the board of directors for Duluth Holdings Inc. Ms. Morris also serves on the board of H & W Franchise Holdings, dba Xponential Fitness, a curator of boutique fitness brands. Ms. Morris also serves on the advisory board of Asarasi, Inc., a private tree water company, Pacific Lutheran University Board of Regents and National Association of Corporate Directors, Pacific Southwest Chapter. Ms. Morris has served on several non-profit boards in various capacities during her career. Ms. Morris is a CPA (inactive), Certified Management Accountant and Certified Global Management Accountant. Ms. Morris holds a bachelor’s degree in business administration with a concentration in accounting from Pacific Lutheran University and a masters of business administration from Seattle University. We believe that Ms. Morris is qualified to serve on our board of directors because of her extensive experience in accounting and executive management.

Brad Weston Independent Director Age: 55 Director since: 2018 Committees: Audit

Mr. Weston joined our board of directors in July of 2018. Mr. Weston currently serves as the Chief Executive Officer of Party City Holdco Inc. (NYSE, PRTY). Mr. Weston joined Party City Holdco Inc. in July 2019 as President of Party City Holdco Inc. and Chief Executive Officer of Party City Retail Group, before becoming Chief Executive Officer of Party City Holdco Inc. in April 2020. Mr. Weston previously worked for Petco from 2011 to 2018, first as Executive Vice President and Chief Merchandising Officer overseeing all merchandising activities, including buying, operations, planning and inventory, sourcing, private brand, store design, and Petco’s marketing and e-commerce, and then as Chief Executive Officer from 2016. Prior to joining Petco, Brad served as Senior Vice President and Chief Merchandising Officer for Dick’s Sporting Goods, Inc., Golf Galaxy and dicksportinggoods.com. Previously, Mr. Weston was Senior Vice President, General Merchandise Manager for May Merchandising Company in St. Louis. Mr. Weston started his career as an executive trainee with Robinsons-May in Los Angeles, and eventually became Senior Vice President and General Merchandise Manager. Since July of 2017, Mr. Weston has served on the board of directors of National Retail Federation, the world’s largest retail trade association. Mr. Weston holds a bachelor’s degree in business administration with a finance and marketing emphasis from the University of California, Berkeley. We believe that Mr. Weston is qualified to serve on our board of directors because of his extensive experience in the retail industry.

Board Structure

Currently our board of directors consists of seven directors. Our amended and restated bylaws provide that our board of directors will consist of the number of directors that our board of directors may determine from time to time, up to a maximum of nine directors. Our board of directors has determined that Mr. Starrett, Mr. Bettinelli, Ms. Laube, Ms. MacDonald, Ms. Morris and Mr. Weston are currently independent for the purpose of serving on our board of directors under the independence standards promulgated by the NYSE.

Board Leadership Structure

Our board of directors has no policy with respect to the separation of the offices of Chief Executive Officer and Chairman of the Board. It is the view of the board of directors that rather than having a rigid policy, the board of directors, with the advice and assistance of the nominating and corporate governance committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether to institute a formal policy. Currently, our leadership structure separates these roles, with Mr. Starrett serving as our Chairman of the Board and Mr. Conroy serving as our President and Chief Executive Officer. Our board of directors believes that separating these roles provides the appropriate balance between strategy development, flow of information between management and the board of directors, and oversight of management. By segregating the roles of the Chairman and the Chief Executive Officer, we reduce any duplication of effort between the Chief Executive Officer and the Chairman of the Board. We believe this provides guidance for our board of directors, while also positioning our Chief Executive Officer as the leader of our Company in the eyes of our customers, employees, and other stakeholders. As Chairman of the Board, Mr. Starrett, among other responsibilities, presides over regularly scheduled meetings of the board of directors, serves as a liaison between the directors, and performs such additional duties as our board of directors may otherwise determine and delegate. By having Mr. Starrett serve as Chairman of the Board, Mr. Conroy is better able to focus his attention on running our Company.

The Board’s Role in Risk Oversight

Our board of directors is primarily responsible for overseeing our risk management processes. Our board of directors, as a whole, determines the appropriate level of risk for our Company, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our board of directors administers this risk management oversight function, our audit committee supports our board of directors in discharging its oversight duties and addresses risks inherent in its area.

Board Participation

Our board of directors held six meetings in fiscal 2020. During fiscal 2020, each of our directors attended 75% or more of all of the meetings of our board of directors and of the committees on which he or she served. We regularly schedule executive sessions in which independent directors meet without the presence or participation of management.

We encourage our directors to attend each annual meeting of stockholders. All of our directors attended the 2019 annual meeting of stockholders either in person or by telephone.

Board Committees

Our board of directors has the authority to appoint committees to perform certain management and administration functions. Our board of directors has an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the board of directors.

Audit Committee

Our audit committee provides oversight of our accounting and financial reporting process, the audit of our financial statements and our internal control function. Among other matters, the audit committee is responsible for the following:

●	assisting the board of directors in oversight of our independent registered public accounting firm’s qualifications, independence and performance;

●	the engagement, retention, oversight, evaluation and compensation of our independent registered public accounting firm;

●	reviewing the scope of the annual audit;

●	reviewing and discussing with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements, including the disclosures in our annual and quarterly reports filed with the SEC;

●	reviewing our risk assessment and risk management processes;

●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;

●	establishing procedures for receiving, retaining and investigating complaints received by us regarding accounting, internal accounting controls or audit matters;

●	approving audit and permissible non-audit services provided by our independent registered public accounting firm; and

●	reviewing the performance of the audit committee, including compliance with its charter.

Our audit committee is comprised of Brenda I. Morris, the chair of the committee, Greg Bettinelli, Anne MacDonald and Brad Weston. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the NYSE. Our board of directors has determined that Ms. Morris is an “audit committee financial expert” as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of the NYSE. Ms. Morris, Mr. Bettinelli, Ms. MacDonald and Mr. Weston are all independent directors as defined under the applicable rules and regulations of the SEC and the NYSE. Our audit committee has a written charter that sets forth the audit committee’s purpose and responsibilities. A copy of the charter is available on our website and described under “Availability of Corporate Governance Information” on page 13.

Our audit committee met four times during fiscal 2020.

Compensation Committee

Our compensation committee adopts, administers and reviews the compensation policies, plans and benefit programs for our executive officers and all other members of our executive team. Among other matters, the compensation committee is responsible for the following:

●	evaluating annually the performance of our Chief Executive Officer in consultation with the board of directors;

●	reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer;

●	determining the compensation of our Chief Executive Officer based on its evaluation and review;

●	reviewing and approving the compensation of all other executive officers;

●	adopting and administering our equity compensation plans;

●	making recommendations regarding non-employee director compensation to the full board of directors;

●	reviewing the performance of the compensation committee, including compliance with its charter; and

●	retaining and supervising compensation consultants and other advisors to the compensation committee and evaluating independence and conflict of interest issues with respect to these advisors to ensure compliance with applicable laws and listing standards.

Our compensation committee is comprised of Greg Bettinelli, the chair of the committee, Peter Starrett, and Lisa G. Laube. Brad Weston previously served as chair of the compensation committee until August 2019, when Mr. Weston ceased serving on the committee. Mr. Bettinelli became a member of the committee and was appointed to chair of the committee as his replacement. Mr. Bettinelli, Mr. Starrett, Ms. Laube and Mr. Weston are all independent directors as defined under the applicable rules and regulations of the SEC and the NYSE. Our compensation committee has a written charter that sets forth the committee’s purpose and responsibility. A copy of the charter is available on our website and described under “Availability of Corporate Governance Information” on page 13.

Our compensation committee met four times during fiscal 2020.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for, among other things, making recommendations regarding corporate governance, the composition of our board of directors, identification, evaluation and nomination of director candidates and the structure and composition of committees of our board of directors. Among other matters, the nominating and corporate governance committee is responsible for the following:

●	identifying individuals qualified to become board members;

●	overseeing our corporate governance guidelines;

●	approving our committee charters;

●	overseeing compliance with our code of business conduct and ethics;

●	contributing to succession planning;

●	reviewing actual and potential conflicts of interest of our directors and officers;

●	overseeing the management evaluation process;

●	overseeing the board self-evaluation process; and

●	reviewing the performance of the nominating and corporate governance committee, including compliance with its charter.

Our nominating and corporate governance committee is comprised of Peter Starrett, the chair of the committee, Lisa G. Laube and Anne MacDonald. Greg Bettinelli previously served on the committee until August 2019, when Ms. Laube was appointed to the committee as his replacement. Mr. Starrett, Ms. Laube and Ms. MacDonald are all independent directors as defined under the applicable rules and regulations of the SEC and the NYSE. Our nominating and corporate governance committee has a written charter that sets forth the committee’s purpose and responsibilities. A copy of the charter is available on our website and described under “Availability of Corporate Governance Information” on page 13.

Our nominating and corporate governance committee met four times during fiscal 2020.

Identifying and Evaluating Director Candidates

Our nominating and corporate governance committee will consider persons recommended by stockholders for inclusion as nominees for election to our board of directors. Stockholders wishing to recommend director candidates for consideration by the nominating and corporate governance committee may do so by writing to the Corporate Secretary at 15345 Barranca Pkwy., Irvine, California 92618, and giving the recommended nominee’s name, biographical data and qualifications, accompanied by the written consent of the recommended nominee.

The evaluation process for director nominees who are recommended by our stockholders is the same as for any other nominee and is based on numerous factors that our nominating and corporate governance committee considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity reflecting ethnic background, gender and professional experience, and the extent to which the nominee would fill a present need on our board of directors.

Board Diversity

While we do not have a formal policy outlining the diversity standards to be considered when evaluating director candidates, our objective is to foster diversity of thought on our board of directors. To accomplish that objective, the nominating and corporate governance committee considers ethnic and gender diversity, as well as differences in perspective, professional experience, education, skill, and other qualities in the context of the needs of our board of directors. Nominees are not to be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis prohibited by law. The nominating and corporate governance committee evaluates its effectiveness in achieving diversity on the board of directors through its annual review of board member composition.

Environmental, Social and Governance (ESG) Matters

We are committed to operating our business in a way that respects environmental, social and governance strategies.

We have adopted environmentally friendly initiatives in many of our stores where practicable, including, installing LED lighting in new stores, retrofitting to more energy efficient lighting in existing stores, adding low flush toilets to save water, joining local recycling programs, utilizing janitorial products that are ecofriendly and water based, and upgrading to more environmentally friendly freon for our HVAC units. In our distribution center, shipping boxes are made from 70% post-consumer product and we recycle pallets and corrugated boxes.

We are committed to partnering with manufacturers and brands that run their business and treat their employees under fair, responsible and ethical standards. We expect all our business partners to share in our concern for human rights and require them to not tolerate illegal, unethical, abusive, or immoral behavior or to allow poor, inappropriate working conditions.

We are proud supporters of local communities where we operate. In addition to supporting organizations that help members of our military, we also provide veteran & U.S. military discounts. Each year we sponsor events and donate funds to charities and organizations that help children in need. We operate The Boot Barn Boot Straps Fund to provide short-term financial assistance to Boot Barn employees in the event of unforeseen qualified personal hardships. The Boot Straps Fund is an employee-operated, employee-supported charity where every dollar donated will go to an employee in need.

Our Board of Directors has adopted corporate governance guidelines to help it fulfill its responsibilities to the Company’s stockholders to oversee the work of management and the Company’s business and operations. These guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. Our Board of Directors has also adopted a code of business conduct and ethics and requires all directors, officers and employees to be familiar with the code of business conduct and ethics. Among other things, our Code of Business Conduct and Ethics promotes honest and ethical conduct, compliance with applicable governmental laws, rules and regulations, and the protection of Company assets.

Availability of Corporate Governance Information

Our board of directors has adopted charters for our audit, compensation, and nominating and corporate governance committees describing the authority and responsibilities delegated to the committee by our board of directors. Our board of directors has also adopted corporate governance guidelines and a code of business conduct and ethics that applies to all of our employees, including our executive officers and directors, and those employees responsible for financial reporting. As required under the applicable rules and regulations of the SEC and the NYSE, our code of business conduct and ethics addresses, among other things, conflicts of interest, public disclosure, corporate opportunities, confidentiality, fair dealing, protection and proper use of listed Company assets, compliance with laws, rules and regulations, whistleblowing and enforcement provisions. Any waiver of our code of business conduct and ethics with regard to a director or executive officer may only be authorized by our board of directors or the audit committee. We intend to disclose any amendments to the code of business conduct and ethics, or any waivers of its requirements, on our website to the extent required by applicable rules and regulations of the SEC and the NYSE. We post on our website, at http://investor.bootbarn.com, the charters of our audit, compensation, and nominating and corporate governance committees and our corporate governance guidelines and the code of business conduct and ethics referenced above. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on or accessible through our website into this proxy statement. These documents are also available in print to any stockholder requesting a copy in writing from our Corporate Secretary at 15345 Barranca Pkwy., Irvine, California 92618.

Communications with our Board of Directors

Stockholders and other interested parties wishing to communicate with our board of directors or with an individual member of our board of directors may do so by writing to our board of directors or to the particular member of our board of directors, and mailing the correspondence to our Corporate Secretary at 15345 Barranca Pkwy., Irvine, California 92618.

All such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairman of our board of directors.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

Our Nominating and Corporate Governance Committee recommended, and the board of directors nominated:

●	Peter Starrett

●	Greg Bettinelli

●	James G. Conroy

●	Lisa G. Laube

●	Anne MacDonald

●	Brenda I. Morris

●	Brad Weston

as nominees for election as members of our board of directors. Each nominee is presently a director of our Company and has consented to serve a one-year term if elected, concluding at the 2021 annual meeting of stockholders, and each nominee was elected at the 2019 annual meeting of stockholders for which proxies were solicited. Biographical information about each of our directors, including the nominees, is contained under “Our Board” above. At the Annual Meeting, seven directors will be elected to our board of directors.

Required Vote

The seven nominees receiving the highest number of affirmative “FOR” votes shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” each of these seven nominees.

Recommendation of the Board

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES.

DIRECTOR COMPENSATION

Our board of directors has adopted a compensation policy for our directors who are not our employees (“Outside Directors”). Under this policy, Outside Directors receive an annual cash retainer of $50,000, payable quarterly, and reimbursement of expenses relating to attendance at board of directors and board committee meetings. In addition, the chairperson of our board of directors, if an Outside Director, receives an additional annual cash retainer of $25,000, the chairperson of our audit committee, if an Outside Director, receives an additional annual cash retainer of $20,000, the chairperson of our compensation committee, if an Outside Director, receives an additional annual cash retainer of $15,000, and the chairperson of our nominating and corporate governance committee, if an Outside Director, receives an additional annual cash retainer of $10,000, payable quarterly. Effective April 12, 2020, during the start of fiscal 2021, all of the Outside Directors agreed to waive their right to cash retainers otherwise payable during the first quarter of fiscal 2021 in response to the COVID-19 global pandemic.

In addition to the cash compensation discussed above, we grant to our Outside Directors under our 2014 Equity Incentive Plan restricted stock units, payable in shares of our common stock. The restricted stock units are subject to vesting conditions that lapse on the first anniversary of the date of grant, subject to continued service as a member of our board of directors. Payment in respect of the restricted stock units is made upon vesting; however, beginning in fiscal 2020, our Outside Directors may elect to defer receipt of such shares of common stock. In fiscal 2020, we have granted to our Outside Directors under our 2014 Equity Incentive Plan restricted stock units with a market value of $75,000.

Our board of directors recognizes that stock ownership by directors may strengthen their commitment to the long-term future of our Company and further align their interests with those of our stockholders. Accordingly, our Outside Directors are encouraged to own shares of our common stock (including shares owned outright, unvested shares, stock options, restricted stock units or other equity grants) having a value over time of at least three times their annual cash retainer until he/she leaves the board of directors.

Director Compensation Table

The following table sets forth a summary of the compensation paid to our Outside Directors in fiscal 2020.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards	All Other Compensation	Total
Peter Starrett	$85,000	$75,011	$-	$-	$160,011
Greg Bettinelli	57,500	75,011	-	-	132,511
Lisa G. Laube	50,000	75,011	-	-	125,011
Anne MacDonald (2)	50,000	75,011	-	-	125,011
Brenda Morris	70,000	75,011	-	-	145,011
Brad Weston	57,500	75,011	-	-	132,511

(1)	The amounts in this column reflect the aggregate grant date fair value of each restricted stock unit award granted during the fiscal year, computed in accordance with ASC 718. The restricted stock units granted include 2,620 restricted stock units, calculated by dividing the $75,000 intended value by the closing stock price of $28.63 on the grant date of May 20, 2019. The valuation assumptions used in determining such amounts are further described in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 28, 2020.
(2)	Ms. MacDonald deferred receipt of cash fees totaling $37,500 under the Boot Barn, Inc. Executive Deferred Compensation Plan.

The following table lists all outstanding equity awards held by our Outside Directors as of March 28, 2020. The market value is based upon the closing stock price of $13.37 on March 27, 2020, the last trading day of fiscal 2020.

	Option Awards				Stock Awards
Name	Date of Grant	Number of Shares Underlying Option	Exercise Price	Option Expiration Date	Date of Grant	Shares/units not vested (#)		Market value of units not vested ($)
Peter Starrett					5/20/2019	2,620	(1)	35,029

Greg Bettinelli	1/27/2012	16,047	$8.00	1/27/2022
					5/20/2019	2,620	(2)	35,029

Lisa Laube					5/20/2019	2,620	(2)	35,029

Anne MacDonald					5/20/2019	2,620	(1)	35,029

Brenda Morris					5/20/2019	2,620	(1)	35,029

Brad Weston					5/20/2019	2,620	(2)	35,029

(1)	The restricted stock units held by the director as of March 28, 2020 vested fully on the one-year anniversary of the date of grant, which was following the completion of fiscal 2020. The receipt of such shares upon vesting has been deferred by the director until six months after they cease to be a director.
(2)	The restricted stock units held by the director as of March 28, 2020 vested fully on the one-year anniversary of the date of grant, which was following the completion of fiscal 2020.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of July 2, 2020:

Name	Age	Position
James G. Conroy	50	President, Chief Executive Officer and Director
Gregory V. Hackman	58	Chief Financial Officer and Secretary
Laurie Grijalva	62	Chief Merchandising Officer
John Hazen	44	Chief Digital Officer
Michael A. Love	59	Senior Vice President, Stores

James G. Conroy. Mr. Conroy has been a director and our President and Chief Executive Officer since 2012. Prior to joining Boot Barn, Mr. Conroy was with Claire’s Stores, Inc. from 2007 to 2012 where Mr. Conroy served as Chief Operating Officer and Interim Co-Chief Executive Officer in 2012, President from 2009 to 2012 and Executive Vice President from 2007 to 2009. Before joining Claire’s Stores, Inc., Mr. Conroy was also employed by Blockbuster Entertainment Group from 1996 to 1998, Kurt Salmon Associates from 2003 to 2005 and Deloitte Consulting in various capacities. Mr. Conroy serves on the board of directors of Party City Holdco Inc. (NYSE, PRTY), a vertically integrated supplier of decorated party goods, and also serves on the Foundation Board of Children’s Hospital of Orange County (CHOC). Mr. Conroy received a bachelor’s degree in business management and marketing and a master’s degree in business administration from Cornell University.

Gregory V. Hackman. Mr. Hackman has been our Chief Financial Officer and Secretary since January 2015. Prior to joining Boot Barn, Mr. Hackman was with Claire’s Stores, Inc. from 2008 to 2015 where Mr. Hackman served as Vice President of Finance and Global Controller. Before joining Claire’s Stores, Inc., Mr. Hackman served in a variety of financial roles, first at the May Department Stores Company, Inc. and then at Macy’s, Inc., for more than 20 years with responsibilities including financial planning, reporting and analysis, expense planning and payroll. Mr. Hackman also has experience in public accounting. Mr. Hackman received a bachelor of science in business administration from the University of Missouri.

Laurie Grijalva. Ms. Grijalva has been our Chief Merchandising Officer since July 2014. She joined Boot Barn in 1993 as Senior Merchant and has served in a variety of capacities since that time, including Vice President of Buying and Merchandising from 2004 to 2014. Prior to joining Boot Barn, she was employed by LeRoy Knitted Sportswear from 1981 to 1988 and Los Angeles-based Grunwald Marx Apparel from 1990 to 1993; her primary duties were line building and exclusive brand production. She received a bachelor of arts degree in communications from California State University, Fullerton and a master’s degree in business administration from the Argyros School of Business at Chapman University.

John Hazen. Mr. Hazen has been our Chief Digital Officer since March 2018. Prior to joining Boot Barn, Mr. Hazen was with Ring as the SVP of Commerce and Subscriptions from 2017 to 2018. Before joining Ring, Mr. Hazen was employed by True Religion as the SVP of Direct To Consumer from 2014 to 2017 where he oversaw both brick-and-mortar and digital channels. Mr. Hazen has 20 years of experience in the apparel and footwear industry at companies including Kellwood, Nike and Fox Racing. Mr. Hazen received a bachelor of commerce degree in management information systems from Concordia University in Montreal, Quebec and a master’s degree in business administration from Loyola Marymount University in Los Angeles, California.

Michael A. Love. Mr. Love has been with Boot Barn since May 2014. He has served as our Senior Vice President of Stores since June 2018 after previously serving as Senior Vice President of Marketing and Merchandise Planning from April 2017 to June 2018 and Vice President of Merchandise Planning from May 2014 to April 2017. Prior to joining Boot Barn, Mr. Love was with Claire’s Stores, Inc. from 2010 to 2014, where Mr. Love served as Vice President of Merchandise Planning and Allocation. Before joining Claire’s Stores, Inc., Mr. Love served as Vice President Divisional Planning Manager for Kohl’s Corporation from 2008 to 2010. Mr. Love served in a variety of merchandising and planning roles first at Federated Department Stores, then at May Department Stores Company, Inc. and Macy’s Inc.

Each of our executive officers serves at the discretion of our board of directors (subject to the terms of their respective employment agreements described below) and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Since August 2019, our compensation committee has been comprised of Peter Starrett, Greg Bettinelli and Lisa G. Laube. Brad Weston previously served as chair of the compensation committee until August 2019, when Mr. Weston ceased serving on the committee. Mr. Bettinelli became a member of the committee and was appointed to chair of the committee as his replacement. None of these individuals had any contractual or other relationships with us during such fiscal year except as directors. Except for Mr. Starrett, who served as our interim Chief Executive Officer from May to November of 2012, none of these individuals has ever been an officer or employee of our company. Currently, our compensation committee is comprised of Peter Starrett, Greg Bettinelli and Lisa G. Laube.

James G. Conroy, our Chief Executive Officer, was appointed to the board of directors of Party City Holdco Inc. (NYSE, PRTY) in September 2019. Brad Weston, a member of our board of directors, currently serves as the Chief Executive Officer of Party City Holdco Inc. Brad Weston previously served on the Compensation Committee of our Company until August 2019, prior to Mr. Conroy’s appointment to the Party City Holdco Inc. board of directors in September 2019.

COMPENSATION COMMITTEE REPORT

Our compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on such review and discussion, the compensation committee recommended to our board of directors, and our board of directors approved, that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 28, 2020 for filing with the SEC.

Greg Bettinelli, Chairperson
Lisa G. Laube
Peter Starrett

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this Compensation Discussion and Analysis, we address our philosophy, programs and processes related to the compensation paid or awarded for fiscal 2020 to our named executive officers ("NEOs") listed in the Summary Compensation Table for fiscal 2020 that follows this discussion.

Our NEOs for fiscal 2020 were:

●	James G. Conroy, President and Chief Executive Officer;

●	Gregory V. Hackman, Chief Financial Officer and Secretary;

●	Laurie Grijalva, Chief Merchandising Officer;

●	John Hazen, Chief Digital Officer; and

●	Michael A. Love, Senior Vice President, Stores.

Highlights of Fiscal 2020 Business Performance

We believe that our NEOs were instrumental in helping us drive positive results for our stockholders in fiscal 2020, as evidenced by the following:

Metric	Fiscal 2020 (in millions except for net income per diluted share)	Fiscal 2019 (in millions except for net income per diluted share)	Year-over-Year Growth %
Net sales	$845.6	$776.9	8.8%
Income from operations	73.7	64.3	14.5%
Net income	47.9	39.0	22.9%
Net income per diluted share	$1.64	$1.35	21.5%

Metric	Consolidated	Retail Stores	E-commerce
Same store sales growth	5.0%	4.5%	7.4%

For more information on our financial results for fiscal 2020, see our Annual Report on Form 10-K for the fiscal year ended March 28, 2020, filed with the SEC on May 22, 2020.

Fiscal 2020 Compensation

Compensation Philosophy and Objectives

Our compensation committee (the “Committee”), which is comprised of independent directors, oversees the design and administration of our compensation program and evaluates it against competitive practices, legal and regulatory developments and corporate governance trends. We have avoided problematic pay practices and maintain compensation plans that reinforce a performance-based company culture, as follows:

What We Do
*	Review total compensation relative to median of a peer group of companies in similar business sectors, notably specialty retailers, of comparable size and complexity
*	Tie short-term incentives to achievement of financial and strategic metrics
*

Deliver a significant percentage of target annual compensation in the form of variable compensation tied to performance and align long-term incentive compensation objectives with the creation of stockholder value

*	Use an independent compensation consultant retained directly by the Committee that provides no other services to the Company
*	Assess annually potential risks relating to our compensation policies and practices

What We Don't Do
*	Incentivize participants to take excessive risks
*	Allow margining, derivative, or speculative transactions, such as hedges and margin accounts, by executive officers
*	Provide excessive severance or excessive perquisites
*	Provide excise tax gross-ups related to change-in-control or other payments
*	Allow for repricing of stock options without stockholder approval
*	Provide “single-trigger” change-in-control cash payments or equity acceleration

Pay Philosophy

Our pay philosophy has been established to allow us to attract and retain talented individuals that can drive business success and create stockholder value. Key aspects of our pay philosophy are to:

●	Target an overall pay structure that includes base salary, bonuses and equity awards that are based upon both market and performance measures. The long-term intent is generally to pay NEO compensation approximating market median;

●	Emphasize pay for performance with clear objectives and strong alignment between results and pay delivery. The Committee also believes that executives should have more variable pay tied to Company performance;

●	Provide a meaningful focus on performance achievement that is aligned with stockholder interests.

Elements of Our Executive Compensation Program

For fiscal 2020, our executive compensation program consisted of the following four elements of total compensation:

1.	Base salary

2.	Short-term cash performance-based bonus

3.	Long-term equity incentives

4.	Other compensation (benefits and minimal perquisites)

We do not have formal policies relating to the allocation of total compensation among the various elements of our compensation program. The Committee generally allocates compensation between short-term and long-term components and between cash and equity in a manner that it believes will maximize executive performance and retention. The variable pay elements (annual cash incentive and long-term equity incentive awards) comprise an increasingly larger proportion of total target compensation of our senior executives as position level increases. This is consistent with the Committee’s belief that these variable elements of compensation more closely align management's interests with our financial performance and with our stockholders’ interests.

Based on our fiscal 2020 target direct compensation (including grant date fair value of equity awards and annual bonus amounts at target), 83% of our Chief Executive Officer’s (“CEO”) target direct compensation and an average of 60% of the target direct compensation for the other NEOs was variable, because it was realized only if the applicable financial performance goals were met and/or its value is tied to our stock price. The charts below demonstrate our performance-aligned pay mix.

Fiscal 2020 CEO Total Compensation Mix
Aligned with Shareholder Interests (Variable Pay) 83%
17%
18%
16%
49%
83%
Salary & All Other Compensation
Non-Equity Incentive Plan Compensation - Target Cash Bonus
Restricted Stock Units & Performance Share Units (at Target)
Stock Options (including Market-Based Option Award)

Fiscal 2020 Other NEO Average Total Compensation Mix

Aligned with Shareholder Interests (Variable Pay) 60%
13%
40%
24%
60%
23%
Salary & All Other Compensation
Non-Equity Incentive Plan Compensation - Target Cash Bonus
Restricted Stock Units & Performance Share Units (at Target)
Stock Options

Base Salary

Base salary is structured and intended to provide a base-line level of fixed compensation to our NEOs to serve as the platform for our pay-for-performance program. The base salaries of our NEOs are intended to reflect the position, duties and responsibilities of each NEO and the market for base salaries of similarly situated executives at other companies of similar size and in similar industries. Base salaries for fiscal 2020 for our NEOs were set by the Committee after reviewing and considering (i) the experience, skills, and performance levels of each NEO, (ii) whether there were any material changes to the individual’s role and responsibilities during the year, (iii) each NEO’s relative pay level against peer group companies, (iv) internal equity within the Company, and (v) the Chief Executive Officer’s recommendations (for positions other than his own). Base salaries for our NEOs as of the end of fiscal 2020 and 2019 are listed below. Effective April 12, 2020, during the start of fiscal 2021, all of the NEOs agreed to temporary reductions in their base salaries until July 11, 2020 in response to the COVID-19 global pandemic. The base salary of James G. Conroy was temporarily reduced by 50% and the base salaries of the other NEOs were reduced by 25%. The Committee has not yet determined whether or to what extent their base salaries will be increased in fiscal 2021.

Name	Fiscal 2020 Base Salary	Fiscal 2019 Base Salary
James G. Conroy	$825,000	$750,000
Gregory V. Hackman	425,000	375,000
Laurie Grijalva	425,000	375,000
John Hazen	400,000	375,000
Michael A. Love	310,000	280,000

Annual Cash Incentive Bonus

Our NEOs are eligible to receive annual cash incentives as part of our Annual Cash Incentive Bonus Plan. Our Annual Cash Incentive Bonus Plan was designed by the Committee to reward our senior executives for achieving targeted amounts of a variation of adjusted EBIT set at the beginning of the fiscal year, as well as additional financial performance goals assigned to each NEO. The adjusted EBIT bonus target was defined as earnings before income taxes, excluding certain one-time selling, general and administrative expenses and bonus expense. The below table highlights the annual cash incentive bonus metrics applicable to each of our NEOs.

Name and Annual Cash Incentive Bonus Metric	% Payout of Base Salary at Target	% Payout of Base Salary at Maximum
James G. Conroy
Consolidated adjusted EBIT	110%	220%
	110%	220%
Gregory V. Hackman
Consolidated adjusted EBIT	60%	120%
	60%	120%
Laurie Grijalva
Consolidated adjusted EBIT	30%	60%
Merchandise margin	15%	30%
Consolidated exclusive brand sales penetration	15%	30%
	60%	120%
John Hazen
Consolidated adjusted EBIT	30%	60%
E-commerce adjusted EBIT	20%	40%
E-commerce exclusive brand sales penetration	10%	20%
	60%	120%
Michael A. Love
Consolidated adjusted EBIT	20%	40%
Retail store adjusted EBIT	15%	30%
Retail store exclusive brand sales penetration	15%	30%
	50%	100%

In fiscal 2020, our target adjusted EBIT, as calculated with respect to the annual incentive bonuses, was $74.4 million. The minimum threshold to receive an adjusted EBIT bonus was $64.3 million. Actual adjusted EBIT was $75.1 million, which was 101.0% of the target and resulted in a payout percentage of 107%. As a result of this strong adjusted EBIT, together with the achievement of the other criteria described above, the NEOs received the following cash bonuses for fiscal 2020.

Name	Target Annual Cash Incentive Bonus	Target Bonus as a % of Salary	Actual Annual Cash Incentive Bonus	% of Target Bonus Paid
James G. Conroy
Consolidated adjusted EBIT	$899,565	110%	$959,143	107%
	$899,565	110%	$959,143	107%

Gregory V. Hackman
Consolidated adjusted EBIT	$252,117	60%	$268,815	107%
	$252,117	60%	$268,815	107%

Laurie Grijalva
Consolidated adjusted EBIT	$126,059	30%	$134,408	107%
Merchandise margin	63,029	15	56,928	90
Consolidated exclusive brand sales penetration	63,029	15	98,875	157
	$252,117	60%	$290,211	115%

John Hazen
Consolidated adjusted EBIT	$119,279	30%	$127,178	107%
E-commerce adjusted EBIT	79,520	20	98,007	123
E-commerce exclusive brand sales penetration	39,760	10	79,520	200
	$238,559	60%	$304,705	128%

Michael A. Love
Consolidated adjusted EBIT	$61,424	20%	$65,491	107%
Retail store adjusted EBIT	46,067	15	39,039	85
Retail store exclusive brand sales penetration	46,067	15	62,635	136
	$153,558	50%	$167,165	109%

Fiscal 2021 Bonus Plan

As a result of the COVID-19 global pandemic, the Committee has not yet determined the metrics or targets for the fiscal 2021 bonus plan.

Long-Term Equity Incentives

Under our long-term incentive program, the Committee has the authority to award various forms of long-term incentive grants, including stock options, performance-based awards and restricted stock units.

All awards granted in fiscal 2020 to our NEOs were nonqualified stock options, restricted stock units or performance share units granted under our 2014 Equity Incentive Plan (the “2014 Plan”). While all types of awards incentivize retention, stock options have value to an award recipient only if our stock price appreciates, the value of restricted stock units increases as our stock price increases, and the number of performance share units ultimately received depends on the Company's performance against its cumulative earnings per share target over a three-year performance period. The Committee’s objectives for the fiscal 2020 long-term incentive awards were to establish a direct link between compensation and Company performance as demonstrated through our stock price and earnings per share and to retain the services of our executives through multi-year vesting provisions.

In determining the fiscal 2020 long-term incentive award levels for our NEOs, the Committee compared the target total direct compensation of each NEO to applicable market data including both salary and equity-incentive awards.

The fiscal 2020 options granted to the NEOs have a term of ten years and vest in equal annual installments over a four-year period subject to continued service or in connection with certain events as defined by the 2014 Plan and as determined by the Committee. The fiscal 2020 restricted stock units granted to the NEOs vest in equal annual installments over a four-year period subject to continued service or in connection with certain events as defined by the 2014 Plan and as determined by the Committee. The performance share units granted are stock-based awards under which the number of shares ultimately received depends on the Company's performance against its cumulative earnings per share target over a three-year performance period beginning March 31, 2019 and ending March 26, 2022. This performance metric was established by the Committee at the beginning of the performance period. At the end of the performance period, the number of performance shares to be issued is fixed based upon the degree of achievement of the performance goals. If the cumulative three-year performance is at a level below the threshold level, the number of performance units to vest will be 0%, if performance is at the threshold level, the number of performance units to vest will be 50% of the target amounts, if performance is at the target level, the number of performance units to vest will be 100% of the target amounts, and if performance is at the maximum level, the number of performance units to vest will be 200% of the target amounts, each subject to continued service by the applicable award recipient through the last day of the performance period (subject to certain exceptions). If performance is between threshold and target goals or between target and maximum goals, the number of performance units to vest will be determined by linear interpolation. The number of shares ultimately issued under the performance unit award ranges from 0% to 200% of the participant's target amount. The awards are forfeited if the threshold performance goals are not achieved as of the end of the performance period.

In addition to the above, during fiscal 2020 the Company granted its CEO an option to purchase 227,273 shares of common stock under the 2014 Plan. This option contains both service and market vesting conditions. Vesting of this option is contingent upon the market price of the Company's common stock achieving three stated price targets for 30 consecutive trading days on or prior to the fourth anniversary of the date of grant and the CEO’s continued service (subject to certain exceptions). If the first market price target of 150% of the exercise price is met, 33% of the option granted will cliff vest on the fourth anniversary of the date of grant, with an additional 33% of the option vesting if the second market price target of 175% of the exercise price is met, and the last 34% of the option vesting if the final market price target of 200% of the exercise price is met, subject to the applicable service conditions. During fiscal 2020, the first market price target was met, and as such, 33% of the option or 75,000 shares will cliff vest on the fourth anniversary of the date of grant, subject to the applicable service conditions. The total grant date fair value of this option was $2.0 million, with a grant date fair value of $8.80 per share.

The grant mix shown below was chosen to provide a majority emphasis on driving performance results and stock price appreciation, while also providing retentive value. For more information, see “Grants of Plan-Based Awards” below.

Name and Equity Granted	Approximate Weighting
James G. Conroy
Market-based stock options	62.5%
Time-based stock options	12.5%
Performance share units	12.5%
Restricted stock units	12.5%
100.0%
Gregory V. Hackman
Time-based stock options	33.4%
Performance share units	33.3%
Restricted stock units	33.3%
100.0%
Laurie Grijalva
Time-based stock options	33.4%
Performance share units	33.3%
Restricted stock units	33.3%
100.0%
John Hazen
Time-based stock options	33.4%
Performance share units	33.3%
Restricted stock units	33.3%
100.0%
Michael A. Love
Time-based stock options	33.4%
Performance share units	33.3%
Restricted stock units	33.3%
100.0%

Fiscal 2021 Changes to Long-Term Equity Incentives

Subsequent to fiscal 2020, the Committee determined to grant premium-priced stock option awards, which are option awards with an exercise price greater than the market price on the date of grant, to all of its NEOs and included these awards as part of the fiscal 2021 long-term equity incentive award grant. In addition, the Committee granted time-based stock options and restricted stock units to all of the NEOs on terms similar to those granted in fiscal 2020.

Other Elements of our Fiscal 2020 Compensation Program

Nonqualified Deferred Compensation

In fiscal 2019, we adopted the Boot Barn, Inc. Executive Deferred Compensation Plan (the “Deferred Compensation Plan”). Under the Deferred Compensation Plan, participants may defer up to 80% of their base salary, 90% of bonus payments, and 100% of restricted stock units. Our Company may make discretionary contributions to the Deferred Compensation Plan on behalf of participants. Any Company-based contributions are subject to a five-year graded vesting schedule. Cash amounts deferred under the Deferred Compensation Plan are deemed invested in one or more investment funds made available by the Company and selected by the participant. Mr. Love was the only NEO participating in the Deferred Compensation Plan in fiscal 2020. The Company did not make any discretionary contributions to the Deferred Compensation Plan in fiscal 2020.

401(k) Plan and Other Benefits

Each of our NEOs is eligible to participate in our 401(k) Plan. Participating employees may defer compensation into the plan, up to the statutory maximum set by the Internal Revenue Service. In addition, our Company provides matching contributions under the plan to eligible employees, including our NEOs. The matching contributions provided by our Company under the 401(k) Plan are equal to 100% of employee contributions, up to 3% of their compensation and 50% of further employee contributions, up to 5% of their compensation, subject to the annual limits established by the Internal Revenue Service.

Role of the Compensation Committee in Executive Compensation

During fiscal 2020, the Committee made all decisions regarding the compensation levels of our executive officers.

It is the Committee's responsibility to (1) oversee the design of our executive compensation programs, policies and practices, (2) determine the types and amounts of most compensation for NEOs, and (3) review and approve the adoption, termination and amendment of, and to administer and, as appropriate, make recommendations to the Board regarding, our cash incentive and equity incentive plans.

In addition, as described below, the Committee directly engaged Frederic W. Cook & Co., Inc. (“FW Cook”) to assist in its review of compensation for our executive officers.

Role of Independent Compensation Consultant

The Committee retained FW Cook as its independent compensation consultant to advise on NEO and director compensation for fiscal 2020. The independent compensation consultant generally advises the Committee on the appropriateness of our compensation philosophy, peer group selection and general executive compensation program design. As part of its engagement with the Committee, the independent compensation consultant:

●	advised on the selection of a peer group of companies for executive officer compensation comparison purposes;

●	provided guidance on industry best practices and emerging trends and developments in executive officer compensation;

●	analyzed peer company proxy and other survey data as appropriate; and

●	advised on determining the total compensation of each of our executive officers and the material elements of total compensation, including annual base salaries, target cash bonus amounts, and the structure and target amount of long-term incentive awards.

The Committee annually reviews the independence of FW Cook as its consultant under applicable SEC and NYSE rules on conflicts of interest. Following this review, the Committee determined that FW Cook’s work for us does not raise any conflicts of interest. The Committee's evaluation included consideration of all services provided to us, the amount of fees received as a percentage of FW Cook’s annual revenue, its policies and procedures designed to prevent conflicts of interest, any business or personal relationships between FW Cook and the members of the Committee or executive officers and any ownership of our stock by the advisors providing executive and director compensation services to us.

Peer Group and Benchmarking

In making executive compensation determinations for fiscal 2020, we relied on the significant experience of our directors in establishing compensation across many companies in multiple industries, as well as the input of our Chief Executive Officer, who has many years of experience in our industry. We have also established a peer group of firms in similar business sectors, most notably specialty retail. The peers selected are of a comparable size and complexity. Our fiscal 2020 peer group is comprised of the companies listed below.

At Home Group Inc.

Chico’s FAS Inc.

Children’s Place, Inc.

Citi Trends

Duluth Holdings Inc.

Express, Inc.

Haverty Furniture Companies Inc.

Hibbett Sports, Inc.

J.Jill, Inc.

Lands’ End, Inc.

MarineMax, Inc.

RTW Retailwinds, Inc.

Shoe Carnival, Inc.

Sportsman’s Warehouse Holdings, Inc.

The Buckle, Inc.

The Cato Corporation

The Container Store Group, Inc.

Tile Shop Holdings, Inc.

Tilly’s

Zumiez Inc.

The pay levels and award practices of these firms were considered as inputs when establishing go-forward compensation programs for our NEOs. The Committee expects to periodically evaluate competitive market data to include the most suitable peer group as well as other market data deemed relevant. The Committee will review our NEO compensation against an appropriate peer group on a more formal basis and will also consider other relevant market data to ensure that our NEO compensation is competitive and sufficient to recruit and retain our NEOs. The Committee expects to periodically review and update this peer group for benchmarking and peer group analysis in determining and developing compensation packages for our NEOs.

Tax Considerations

As a general matter, our Board and the Committee review and consider the various tax and accounting implications of our existing and proposed compensation programs.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows publicly-listed companies a tax deduction for compensation in excess of $1,000,000 paid to certain current and former executive officers, but historically contained an exception for performance-based compensation. However, 2017 year-end tax reform legislation ("Tax Legislation") eliminated this exception, generally effective for taxable years beginning after December 31, 2017, except with respect to certain grandfathered arrangements. We will continue to develop compensation programs that use a full range of performance criteria important to our success, recognizing that compensation paid under such programs may not be deductible under Section 162(m) of the Code. The Committee retains the discretion and flexibility to make compensation decisions resulting in the grant of non-deductible compensation to the extent it deems that it is appropriate.

Anti-Hedging Policy

Although we do not have stock ownership guidelines applicable to our NEOs, each holds a relatively significant amount of our common stock and a portion of each NEO’s compensation is equity-based. We have in place policies that restrict the ability of our NEOs from engaging in short-term or speculative transactions by prohibiting short-term trading, short sales or margin trading involving Company securities.

Compensation Risk Assessment

In fiscal 2020, FW Cook supported management and the Committee in conducting their risk assessment of our incentive compensation plans and practices. Included in the review were all cash and equity-based incentive plans, insider trading prohibitions, and independent oversight by the Committee. Management and the Committee evaluated these compensation policies and practices to ensure they do not create risks that are reasonably likely to have a material adverse effect on the Company. They considered the Company’s growth and return performance, the mix of compensation between fixed and variable pay, financial and non-financial metrics, and the time horizon of the compensation policies in place. As a result of this analysis as well as the regular review of compensation policies and practices, management and the Committee have concluded that the Company’s compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation of our NEOs for fiscal 2020, 2019, and 2018. John Hazen and Michael A. Love became NEOs in fiscal 2019.

Name and Principal Position	Fiscal Year	Salary	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Non-Qualified Deferred Compensation Earnings		All Other Compensation (4)	Total
James G. Conroy	2020	$816,344	$799,979	$2,422,705	$959,143	$		$27,184	$5,025,355
President, Chief Executive Officer and Director	2019	745,827	219,992	935,716	1,315,117		-	57,959	3,274,611
	2018	712,693	81,051	267,548	1,031,731		-	10,800	2,103,823

Gregory V. Hackman	2020	419,234	263,339	139,136	268,815			17,692	1,108,216
Chief Financial Officer and Secretary	2019	375,000	59,991	255,196	396,743		-	31,795	1,118,725
	2018	339,067	15,621	71,367	245,452		-	10,800	682,307

Laurie Grijalva	2020	419,233	263,339	139,136	290,211			22,288	1,134,207
Chief Merchandising Officer	2019	364,290	59,991	255,196	325,779		-	21,872	1,027,128
	2018	317,587	15,621	71,367	220,197		-	23,007	647,779

John Hazen	2020	397,117	263,339	139,136	304,705			11,200	1,115,497
Chief Digital Officer	2019	375,000	-	-	272,580		-	-	647,580

Michael A. Love	2020	306,539	173,326	91,582	167,165			11,200	749,812
Senior Vice President, Stores	2019	277,114	67,048	141,383	184,946		-	21,770	692,261

(1)	The amounts in this column reflect the aggregate grant date fair value of each restricted stock unit award and performance share unit award granted during the fiscal year, computed in accordance with ASC 718. The amounts included for the performance share units represent the grant date fair value assuming the achievement of the performance goals for a target payout. The valuation assumptions used in determining such amounts are further described in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 28, 2020. The table below sets forth the grant date fair value of the performance share units at both target and maximum payout:

	Target	Maximum
James G. Conroy	$399,990	$799,980
Gregory V. Hackman	131,669	263,338
Laurie Grijalva	131,669	263,338
John Hazen	131,669	263,338
Michael A. Love	86,663	173,326

(2)	The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal year, computed in accordance with ASC 718. Such amount for James G. Conroy also includes his option award containing both service and market vesting conditions. The valuation assumptions used in determining such amounts are further described in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 28, 2020.
(3)	Non-Equity Incentive Plan Compensation represents the cash performance-based bonus paid to the NEOs pursuant to the achievement of certain Company and financial performance goals assigned to each NEO during the fiscal year with respect to which such bonuses are earned, although payment of any such bonuses occurs after the completion of the fiscal year.

(4)	All Other Compensation for fiscal 2020 consisted of the following:

	401(k) Match	Payout of Accrued Vacation	Health Benefits (1)	Total
James G. Conroy	$11,200	$-	$15,984	$27,184
Gregory V. Hackman	11,200	-	6,492	17,692
Laurie Grijalva	11,200	-	11,088	22,288
John Hazen	11,200	-	-	11,200
Michael A. Love	11,200	-	-	11,200

(1)	The amounts in this column reflect the supplemental insurance policy premiums paid by the Company to cover out-of-pocket medical expenses not covered by the NEO’s health plans.

Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards:	All Other Option Awards:
Name	Grant Date		Threshold	Target	Maximum	Threshold	Target	Maximum	Number of Shares of Stock or Units	Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
James G. Conroy	5/7/2019	(1)	$-	$899,565	$1,799,130
	5/20/2019	(2)				-	13,971	27,942				$399,990
	5/20/2019	(3)							13,971			$399,990
	5/20/2019	(4)				75,000	150,000	227,273			$28.63	$2,000,002
	5/20/2019	(3)								37,760	$28.63	$422,703

Gregory V. Hackman	5/7/2019	(1)	-	252,117	504,234
	5/20/2019	(2)				-	4,599	9,198				$131,669
	5/20/2019	(3)							4,599			$131,669
	5/20/2019	(3)								12,429	$28.63	$139,136

Laurie Grijalva	5/7/2019	(1)	-	252,117	504,234
	5/20/2019	(2)				-	4,599	9,198				$131,669
	5/20/2019	(3)							4,599			$131,669
	5/20/2019	(3)								12,429	$28.63	$139,136

John Hazen	5/7/2019	(1)	-	238,559	477,118
	5/20/2019	(2)				-	4,599	9,198				$131,669
	5/20/2019	(3)							4,599			$131,669
	5/20/2019	(3)								12,429	$28.63	$139,136

Michael A. Love	5/7/2019	(1)	-	153,558	307,116
	5/20/2019	(2)				-	3,027	6,054				$86,663
	5/20/2019	(3)							3,027			$86,663
	5/20/2019	(3)								8,181	$28.63	$91,582

(1)	Consists of an award of a cash bonus opportunity under our Cash Incentive Plan for Executives.
(2)	Consists of the estimated future payout of performance share units granted to each NEO. The number of performance share units ultimately received depends on the Company’s performance against its cumulative earnings per share target over a three-year performance period beginning March 31, 2019 and ending March 26, 2022. The amounts included for the grant date fair value of performance share units assume the achievement of the performance goals for a target payout.

See “Long Term Equity Incentives” above for further discussion of the payout at target, threshold and maximum performance.
(3)	Such award is subject to vesting over a four-year period in equal annual installments on each anniversary of the grant date.
(4)	Consists of an option granted to the Company’s CEO to purchase 227,273 shares of common stock, subject to both service and market vesting conditions. Vesting of this option is contingent upon the market price of the Company's common stock achieving three stated price targets for 30 consecutive trading days on or prior to the fourth anniversary of the date of grant and the CEO’s continued service (subject to certain exceptions). If the first market price target of 150% of the exercise price is met, 33% of the option granted will cliff vest on the fourth anniversary of the date of grant, with an additional 33% of the option vesting if the second market price target of 175% of the exercise price is met, and the last 34% of the option vesting if the final market price target of 200% of the exercise price is met, subject to the applicable service conditions. During fiscal 2020, the first market price target was met, and as such, at least 33% of the option or 75,000 shares will cliff vest on the fourth anniversary of the date of grant, subject to the applicable service conditions.

Employment Agreements

The following descriptions of the employment agreements that we have entered into with Messrs. Conroy, Hackman, Hazen, and Love and Ms. Grijalva are summaries only.

James G. Conroy

We entered into an employment agreement with Mr. Conroy on November 12, 2012, which was amended and restated as of April 7, 2015, pursuant to which Mr. Conroy serves as our President and Chief Executive Officer. Mr. Conroy’s employment agreement has an initial term of three years, after which it automatically renews each year for successive one-year terms unless either party provides written notice of non-renewal or his employment is otherwise terminated, in each case pursuant to the terms of his employment agreement.

Under his employment agreement, Mr. Conroy is entitled to a base salary of at least $625,000 per year. Mr. Conroy’s base salary as of March 28, 2020 was $825,000. Effective April 12, 2020, during the start of fiscal 2021, Mr. Conroy agreed to a temporary reduction in his base salary by 50%, to $412,500, until July 11, 2020, in response to the COVID-19 global pandemic. The Committee has not yet determined whether or to what extent his base salary will be increased in fiscal 2021.

He is eligible to participate in our annual incentive bonus program. Mr. Conroy is also entitled to participate in our health and welfare benefit plans that are generally available to our executives.

If we terminate Mr. Conroy’s employment without “Cause” or if he resigns for “Good Reason” or if we provide Mr. Conroy with notice of non-renewal, Mr. Conroy is entitled to receive, subject to his execution of a valid release of claims, severance pay equal to his base salary for a period of 12 months, an amount equal to 75% of his base salary payable on the sixtieth day following his date of termination, and any accrued but unpaid bonus relating to the fiscal year ended prior to his termination that would have been paid if he had remained employed as of the scheduled payment date for such bonus (the “Accrued Bonus”). Any severance or termination payments shall be calculated without regard to the temporary salary reduction noted above. In addition, if he timely elects COBRA health benefits coverage, Mr. Conroy shall be entitled to receive up to 12 monthly payments, each equal to the portion of the premium paid by us for COBRA coverage for active senior executives immediately prior to the termination date (the “Health Severance”). If Mr. Conroy’s employment is terminated without Cause, or if he resigns for Good Reason or if we provide Mr. Conroy with notice of non-renewal within one year following, or three months preceding, a “Change of Control” (as such term is defined in his employment agreement), Mr. Conroy is entitled to receive the Health Severance and, subject to his execution of a valid release of claims and in lieu of the severance benefits described above, severance pay equal to his base salary for a period of 24 months, an amount equal to 150% of his base salary payable on the sixtieth day following his date of termination, and any Accrued Bonus. In addition, in the event of such termination, all of his unvested equity awards will immediately vest on his date of termination and become exercisable in accordance with their terms (“Accelerated Vesting”). If any amounts payable to Mr. Conroy pursuant to his employment agreement, taken together with any amounts or benefits otherwise payable to him by us and any other person or entity required to be aggregated with us for purposes of Section 280G of the Code, under any other plan, agreement, or arrangement (the “Covered Payments”), would be an “excess parachute payment” as defined in Section 280G of the Code and subject Mr. Conroy to the excise tax imposed under Section 4999 of the Code, and Mr. Conroy would receive a greater net after tax benefit by limiting the amount of such Covered Payments, then his employment agreement requires us to reduce the aggregate value of all Covered Payments to an amount equal to 2.99 times Mr. Conroy’s average annual compensation as calculated in accordance with Section 280G of the Code. If Mr. Conroy’s employment is terminated due to his death, his personal representatives or heirs are entitled to receive, subject to execution of a valid release of claims, Accelerated Vesting, if applicable.

Under Mr. Conroy’s employment agreement, “Cause” means his:

(A)intentional refusal or intentional failure to perform his duties and responsibilities under the employment agreement or to follow any reasonable instruction issued by the Company or our board of directors;
(B)failure to comply in any material respect with any written policies or procedures of the Company or our board of directors (including, but not limited to, the Company’s anti-discrimination and harassment policies and the Company’s drug and alcohol policy);
(C)engagement in any act or omission involving willful misfeasance or nonfeasance by Mr. Conroy of his assigned duties, which includes, without limitation, the intentional refusal by Mr. Conroy to follow the directions of our board of directors or any committee thereof or the intentional refusal by Mr. Conroy to perform his assigned duties in any material respect;
(D)engagement in any act of theft, fraud, embezzlement, falsification of the Company documents, misappropriation of funds or other assets of the Company or in any misconduct which is materially damaging to the goodwill, business or reputation of the Company;
(E)conviction by a court of competent jurisdiction of, or his pleading guilty or nolo contendere to, any felony or crime involving moral turpitude that is damaging to the reputation of the Company; or
(F)material breach of any of his obligations contained in the employment agreement.

Prior to any termination for Cause pursuant to (A), (B) or (F), the Company must give written notice to Mr. Conroy within 60 days of any event triggering the applicable subsection and Mr. Conroy shall thereafter have the right to remedy the condition, if such condition can be remedied, within 30 days of the date Mr. Conroy receives the written notice from the Company.  If Mr. Conroy does not remedy the condition within the 30-day cure period to the reasonable satisfaction of our board of directors, then our board of directors may deliver a notice of termination for Cause at any time within 30 days following the expiration of such cure period, in which case termination will be effective upon delivery of such notice.

Under Mr. Conroy's employment agreement, “Change of Control” generally means any of the following events:

(A)	A merger, consolidation, reorganization or arrangement involving the Company other than a merger, consolidation, reorganization or arrangement in which our stockholders immediately prior to such merger, consolidation, reorganization or arrangement own, directly or indirectly, securities possessing at least 50% of the total combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation, reorganization or arrangement in substantially the same proportion as their ownership of such voting securities immediately prior to such merger, consolidation, reorganization or arrangement;
(B)	The acquisition, directly or indirectly, by any person or related group of persons acting jointly or in concert (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender offer made directly to our stockholders;
(C)	The sale, transfer or other disposition of all or substantially all of the assets of the Company other than a sale, transfer or other disposition to an affiliate of the Company or to an entity in which our stockholders immediately prior to such sale, transfer or other disposition own, directly or indirectly, securities possessing at least 50% of the total combined voting power of the outstanding voting securities of the purchasing entity in substantially the same proportion as their ownership of such voting securities immediately prior to sale, transfer or other disposition; or
(D)	A change in the composition of our board of directors over a period of 24 consecutive months or less such that a majority of our board of directors ceases to be comprised of individuals who either have been: members of our board of directors continuously since the beginning of such period (“Incumbent Members”), or appointed or nominated for election as members of our board of directors during such period by at least a majority of Incumbent Members who were still in office at the time our board of directors approved such appointment or nomination.

“Good Reason” is defined in the employment agreement as the occurrence of any of the following events without Mr. Conroy's written consent:

(A)	any diminution in base salary or target bonus amount;
(B)	any material and continuing diminution in Mr. Conroy’s authority or responsibilities, such that Mr. Conroy no longer has the title of, or serves or functions as, the chief executive officer;
(C)	changing the geographic location at which Mr. Conroy provides services to the Company to a location more than 35 miles further from Mr. Conroy’s residence;
(D)	a material breach by the Company of its obligations under the employment agreement; or
(E)	requiring Mr. Conroy to report to someone other than our board of directors;

provided however, that Mr. Conroy’s resignation for Good Reason will be effective only if Mr. Conroy provides written notice to our board of directors of any event constituting Good Reason within sixty (60) days after Mr. Conroy becomes aware of the occurrence of any such event, and our board of directors does not cure said event within thirty (30) days after receipt of the notice, and provided further, that Mr. Conroy terminates his employment within ninety (90) days of the date of his written notice.

Gregory V. Hackman

We entered into an employment agreement with Mr. Hackman on January 8, 2015 pursuant to which Mr. Hackman serves as our Chief Financial Officer. Mr. Hackman’s employment agreement had an initial term of one year, after which it automatically renews each year for successive one-year terms unless either party provides written notice of non-renewal or his employment is otherwise terminated, in each case pursuant to the terms of his employment agreement.

Under his employment agreement, Mr. Hackman is entitled to a base salary of at least $325,000 per year. Mr. Hackman’s base salary as of March 28, 2020 was $425,000. Effective April 12, 2020, during the start of fiscal 2021, Mr. Hackman agreed to a temporary reduction in his base salary by 25%, to $318,750, until July 11, 2020, in response to the COVID-19 global pandemic. The Committee has not yet determined whether or to what extent his base salary will be increased in fiscal 2021. He is eligible to participate in our annual incentive bonus program. Mr. Hackman is also entitled to participate in our health and welfare benefit plans that are generally available to our executives.

If we terminate Mr. Hackman’s employment without “Cause”, if he resigns for “Good Reason”, or if we provide notice of non-renewal of the term of Mr. Hackman’s employment agreement, he is entitled to receive, subject to his execution of a valid release of claims, severance pay equal to his base salary for a period of 12 months (calculated without regard to the temporary salary reduction noted above) and a prorated bonus based on the bonus he would have received for the fiscal year to which the bonus relates.

Under Mr. Hackman’s employment agreement, “Cause” means his:

(A)	refusal or failure to substantially perform the duties of his position or follow the reasonable instructions of the Company or our board of directors;

(B)	failure to comply in any material respect with any written policies or procedures of the Company or our board of directors (including, but not limited to, the Company’s drug or anti-harassment policies, etc.);
(C)	engagement in any act of theft, fraud, embezzlement, willful misfeasance or misconduct, falsification of Company documents, misappropriation of funds or other assets of the Company, or committing any act which is materially damaging to the goodwill, business or reputation of the Company;
(D)	conviction or pleading guilty or nolo contendere to any felony or crime involving moral turpitude; or
(E)	material breach of any of his obligations to the Company or the confidential and proprietary information agreement (described below).

“Good Reason” is defined in Mr. Hackman’s employment agreement as the occurrence of any of the following events without Mr. Hackman’s consent:

(A)any material diminution in base salary, other than a diminution that was in conjunction with a salary reduction program for similarly-situated employees of the Company or its affiliates;
(B)any material and continuing diminution in his authority or responsibilities;
(C)changing the geographic location at which Mr. Hackman provide services to the Company to a location more than thirty-five (35) miles from the then existing location and further from Mr. Hackman's residence; or
(D)requiring Mr. Hackman to report to someone other than the chief executive officer;

provided however, that resignation for Good Reason will be effective only if Mr. Hackman provides written notice to the Company of any event constituting Good Reason within sixty (60) days after he becomes aware of such event, and the Company does not cure such event within thirty (30) days after receipt of the notice, and provided further that, Mr. Hackman terminates employment within ninety (90) days of the date of his written notice.

Laurie Grijalva

We entered into an employment agreement with Ms. Grijalva effective May 11, 2014 and amended on July 2, 2014.

Under her employment agreement, Ms. Grijalva is entitled to a base salary of at least $275,000 per year. Ms. Grijalva’s base salary as of March 28, 2020 was $425,000. Effective April 12, 2020, during the start of fiscal 2021, Ms. Grijalva agreed to a temporary reduction in her base salary by 25%, to $318,750, until July 11, 2020, in response to the COVID-19 global pandemic. The Committee has not yet determined whether or to what extent her base salary will be increased in fiscal 2021. Ms. Grijalva is eligible to participate in our annual incentive bonus program. Ms. Grijalva is also entitled to participate in our health and welfare benefit plans or programs of our Company available to other similarly situated officers of our Company.

If we terminate Ms. Grijalva’s employment without “Cause”, then she is entitled to receive, subject to her execution of a valid release of claims, severance pay equal to her base salary for a period of six months (calculated without regard to the temporary salary reduction noted above).

Under Ms. Grijalva’s employment agreement, “Cause” means her:

(A)refusal or failure to perform her duties and responsibilities under the employment agreement, to follow any instruction issued by the Company or the chief executive officer, or to comply with any written policies or procedures of the Company (including, but not limited to, the Company’s policies prohibiting discrimination and harassment, drug policy, etc.);
(B)engagement in any act of misfeasance or nonfeasance of her assigned duties, theft, fraud, embezzlement, falsification of Company documents, misappropriation of funds or other assets of the Company or in any conduct which is damaging to the goodwill, business or reputation of the Company;

(C)conviction by a court of competent jurisdiction of, or her pleading guilty or nolo contendere to any felony or crime involving moral turpitude that is damaging to the reputation of the Company; or
(D)breach of any of her obligations contained in the employment agreement or the confidential and proprietary information agreement (described below).

John Hazen

We entered into an employment agreement with Mr. Hazen on March 1, 2018 pursuant to which Mr. Hazen serves as our Chief Digital Officer, effective as of April 2, 2018.

Under his employment agreement, Mr. Hazen is entitled to a base salary of at least $375,000 per year. Mr. Hazen’s base salary as of March 28, 2020 was $400,000. Effective April 12, 2020, during the start of fiscal 2021, Mr. Hazen agreed to a temporary reduction in his base salary by 25%, to $300,000, until July 11, 2020, in response to the COVID-19 global pandemic. The Committee has not yet determined whether or to what extent his base salary will be increased in fiscal 2021. Mr. Hazen is entitled to participate in our annual incentive bonus program. Mr. Hazen is also eligible to participate in our Company’s broad-based benefit plans and programs that are generally offered to other similarly situated employees.

If we terminate Mr. Hazen’s employment without “Cause” or he resigns for “Good Reason”, then he is entitled to receive, subject to his execution of a valid release of claims, severance pay equal to his base salary for a period of nine months (calculated without regard to the temporary salary reduction noted above).

Under Mr. Hazen's employment agreement, “Cause” means his:

(A)refusal or failure to substantially perform the duties of his position or follow the reasonable instructions of the Company or our board of directors;
(B)failure to comply in any material respect with any written policies or procedures of the Company or our board of directors (including, but not limited to, the Company’s drug or anti-harassment policies, etc.);
(C)engagement in any act of theft, fraud, embezzlement, willful misfeasance or misconduct, falsification of Company documents, misappropriation of funds or other assets of the Company, or committing any act which is materially damaging to the goodwill, business or reputation of the Company;
(D)breach of any of his fiduciary duties to the Company;
(E)conviction or pleading guilty or nolo contendere to any felony or crime involving moral turpitude; or
(F)material breach of any of his obligations to the Company or the confidential and proprietary information agreement (described below).

“Good Reason” is defined in Mr. Hazen's employment agreement as the occurrence of any of the following events without Mr. Hazen's consent:

(A)any material diminution in base salary, other than a diminution that was in conjunction with a salary reduction program for similarly-situated employees of the Company or its affiliates;
(B)any material and continuing diminution in Mr. Hazen’s authority or responsibilities; or
(C)changing the geographic location at which Mr. Hazen provides services to the Company (in Orange County) to a location more than thirty-five (35) miles from both the then existing location and Mr. Hazen’s residence;

provided however, that Mr. Hazen’s resignation for Good Reason will be effective only if he provides written notice to the Company of any event constituting Good Reason within sixty (60) days after he becomes aware such event, and the Company does not cure such event within thirty (30) days after receipt of the notice, and provided further that, Mr. Hazen terminates his employment within ninety (90) days of the date of the written notice.

Michael A. Love

We entered into an employment agreement with Mr. Love, effective May 5, 2014 to serve as our VP of Merchandise Planning. Effective April 1, 2017, Mr. Love was promoted to the position of Senior Vice President, Marketing and Merchandise Planning. Effective June 12, 2018, Mr. Love was promoted to the position of Senior Vice President, Stores. Following such promotions, Mr. Love is entitled to a base salary of $280,000 per year. Mr. Love’s base salary as of March 28, 2020 was $310,000. Effective April 12, 2020, during the start of fiscal 2021, Mr. Love agreed to a temporary reduction in his base salary by 25%, to $232,500, until July 11, 2020, in response to the COVID-19 global pandemic. The Committee has not yet determined whether or to what extent his base salary will be increased in fiscal 2021. Mr. Love is entitled to participate in our annual incentive bonus program and our health and welfare benefit plans or other programs of our Company that are generally available to other similarly situated executives.

If we terminate Mr. Love’s employment without “Cause” or he resigns for “Good Reason”, then he is entitled to receive, subject to his execution of a valid release of claims, severance pay equal to his base salary for a period of six months (calculated without regard to the temporary salary reduction noted above).

Under Mr. Love’s employment agreement, “Cause” means his:

(A)refusal or failure to substantially perform the duties of his position or follow the reasonable instructions of the Company or our board of directors;
(B)failure to comply in any material respect with any written policies or procedures of the Company or our board of directors (including, but not limited to, the Company’s drug or anti-harassment policies, etc.);
(C)engagement in any act of theft, fraud, embezzlement, willful misfeasance or misconduct, falsification of Company documents, misappropriation of funds or other assets of the Company, or committing any act which is materially damaging to the goodwill, business or reputation of the Company;
(D)breach of any of his fiduciary duties to the Company;
(E)conviction or pleading guilty or nolo contendere to any felony or crime involving moral turpitude; or
(F)material breach of any of his obligations to the Company or the confidential and proprietary information agreement (described below).

“Good Reason” is defined in the employment agreement as the occurrence of any of the following events without Mr. Love’s consent:

(A)any material diminution in base salary, other than a diminution that was in conjunction with a salary reduction program for similarly-situated employees of the Company or its affiliates;
(B)any material and continuing diminution in Mr. Love’s authority or responsibilities; or
(C)changing the geographic location at which Mr. Love provides services to the Company (in Orange County) to a location more than thirty-five (35) miles from both the then existing location and Mr. Love’s residence;

provided however, that Mr. Love’s resignation for Good Reason will be effective only if he provides written notice to the Company of any event constituting Good Reason within sixty (60) days after he becomes aware of such event, and the Company does not cure such event within thirty (30) days after receipt of the notice, and provided further that, Mr. Love terminates his employment within ninety (90) days of the date of his written notice.

Restrictive covenants

Each of our NEOs is subject to certain restrictive covenants while employed and after termination of employment. Pursuant to his employment agreement, Mr. Conroy is restricted from soliciting any of our employees, consultants, contractors, agents or representatives to leave their employment or engagement with us, or otherwise interfere or attempt to interfere with our relationship with any of our employees, consultants, contractors, agents or representatives during the executive officer's period of employment and for a period of 12 months following termination of employment. Mr. Conroy is also subject to ongoing non-disparagement and confidentiality obligations under his employment agreement. Each of the employment agreements for Ms. Grijalva, Mr. Hackman, Mr. Hazen, and Mr. Love require that the executive enter into a confidential and proprietary information agreement, each of which contain the same non-solicit, non-disparagement and confidentiality provisions as described above for Mr. Conroy.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards held by our NEOs as of March 28, 2020.

			Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exerciseable	Number of securities underlying unexercised options (#) unexerciseable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date		Shares/units not vested (#)		Market value of units not vested ($) (10)	Equity incentive plan shares/units not vested (#)		Equity incentive plan market value of units not vested ($)
James G. Conroy	-	75,904	-	6.15	6/5/2025	(1)
							7,907	(1)	105,717
	-	57,136	-	7.11	5/20/2024	(2)
							5,952	(2)	79,578
	26,278	78,834	-	23.92	5/24/2026	(3)
							6,897	(3)	92,213
	-	37,760	-	28.63	5/19/2029	(4)
							13,971	(4)	186,792
										13,971	(5)	186,792
	-	75,000	152,273	28.63	5/19/2029	(6)
	46,843	11,710	-	28.82	6/9/2023	(7)
							1,561	(7)	20,871

Gregory V. Hackman	-	20,247	-	6.15	6/5/2025	(1)
							1,524	(1)	20,376
	-	22,000	-	7.11	5/20/2024	(2)
							1,400	(2)	18,718
	80,000	-	-	19.30	1/26/2023	(8)
	7,167	21,500	-	23.92	5/24/2026	(3)
							1,881	(3)	25,149
	-	12,429	-	28.63	5/19/2029	(4)
							4,599	(4)	61,489
										4,599	(5)	61,489
	5,205	1,301	-	28.82	6/9/2023	(7)
							173	(7)	2,313

Laurie Grijalva	-	20,247	-	6.15	6/5/2025	(1)
							1,524	(1)	20,376
	16,400	16,400	-	7.11	5/20/2024	(2)
							1,120	(2)	14,974
	7,167	21,500	-	23.92	5/24/2026	(3)
							1,881	(3)	25,149
	-	12,429	-	28.63	5/19/2029	(4)
							4,599	(4)	61,489
										4,599	(5)	61,489
	11,451	2,862	-	28.82	6/9/2023	(7)
							381	(7)	5,094

John Hazen	11,254	33,762	-	18.66	3/19/2026	(9)
							11,254	(9)	150,466
	-	12,429	-	28.63	5/19/2029	(4)
							4,599	(4)	61,489
										4,599	(5)	61,489

Michael A. Love	-	15,184	-	6.15	6/5/2025	(1)
							1,143	(1)	15,282
	-	7,360	-	7.11	5/20/2024	(2)
							2,000	(2)	26,740
	3,971	11,911	-	23.92	5/24/2026	(3)
							2,102	(3)	28,104
	-	8,181	-	28.63	5/19/2029	(4)
							3,027	(4)	40,471

									3,027	(5)	40,471
2,776	694	-	28.82	6/9/2023	(7)
						277	(7)	3,703

(1)	The stock options and restricted stock units held by the NEO were granted on June 5, 2017, and vest over a five-year period in equal annual installments on each anniversary of the grant date.
(2)	The stock options and restricted stock units held by the NEO were granted on May 20, 2016, and vest over a five-year period in equal annual installments on each anniversary of the grant date.
(3)	The stock options and restricted stock units held by the NEO were granted on May 24, 2018, and vest over a four-year period in equal annual installments on each anniversary of the grant date.
(4)	The stock options and restricted stock units held by the NEO were granted on May 20, 2019, and vest over a four-year period in equal annual installments on each anniversary of the grant date.
(5)	The performance share units held by the NEO were granted on May 20, 2019 and the number of shares ultimately received depends on the Company’s performance against its cumulative earnings per share target over a three-year performance period beginning March 31, 2019 and ending March 26, 2022. The number of shares issued can range from 0% to 200% of the participant's target award. The number of shares shown herein reflects the target award level based on the estimated probable outcome of achieving the performance conditions as of March 28, 2020.
(6)	The stock option held by the NEO was granted on May 20, 2019 and contains both service and market vesting conditions. Vesting of this option is contingent upon the market price of the Company's common stock achieving three stated price targets for 30 consecutive trading days on or prior to the fourth anniversary of the date of grant and the NEO’s continued service (subject to certain exceptions). If the first market price target of 150% of the exercise price is met, 33% of the option granted will cliff vest on the fourth anniversary of the date of grant, with an additional 33% of the option vesting if the second market price target of 175% of the exercise price is met, and the last 34% of the option vesting if the final market price target of 200% of the exercise price is met, subject to the applicable service conditions. During fiscal 2020, the first market price target was met, and as such, at least 33% of the option or 75,000 shares will cliff vest on the fourth anniversary of the date of grant, subject to the applicable service conditions.
(7)	The stock options and restricted stock units held by the NEO were granted on June 9, 2015, and vest over a five-year period in equal annual installments on each anniversary of the grant date.
(8)	The stock option held by the NEO was granted on January 26, 2015, and vest over a five-year period in equal annual installments on each anniversary of the grant date.
(9)	The stock options and restricted stock units held by the NEO were granted on March 19, 2018, and vest over a five-year period in equal annual installments on each anniversary of the grant date.
(10)	Market value is based upon the closing stock price of $13.37 on March 27, 2020, the last trading day of fiscal 2020.

Option Exercises and Stock Vested

The table below reflects the value realized on the exercise of stock options and vesting of restricted stock units during the fiscal year ended March 28, 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
James G. Conroy	168,310	$3,706,159	9,473	$274,062
Gregory V. Hackman	48,405	1,483,331	2,008	58,089
Laurie Grijalva	39,560	1,259,038	2,077	60,423
John Hazen	11,254	170,069	3,751	46,362
Michael A. Love	31,242	1,015,296	2,360	68,611

Nonqualified Deferred Compensation

The Company has a Deferred Compensation Plan permitting a select group of management employees and our directors to defer compensation to a future date. The value of the deferred compensation is recognized based on the fair value of the participants’ accounts. Our Company established a rabbi trust for the purpose of funding the benefits payable under this plan, with the assets invested in a variety of marketable securities and cash equivalents, excluding our Company’s stock. Under the Deferred Compensation Plan, the Company may credit participant accounts with discretionary contributions. Any

Company credits are subject to a five-year graded vesting schedule; however, the Company did not make any discretionary contributions during fiscal 2020. The table below reflects the contributions made and aggregate earnings during fiscal 2020 for Michael A. Love, who was the only NEO who participated in the Deferred Compensation Plan during the fiscal year.

Name	Executive Contributions in Fiscal 2020 (1)	Registrant Contributions in Fiscal 2020	Aggregate Earnings/(Loss) in Fiscal 2020 (2)	Aggregate Withdrawals/Distributions	Aggregate Balance at March 28, 2020
Michael A. Love	$123,012	$-	$(16,057)	$-	$128,047

(1)	Contributions in fiscal 2020 were made from Mr. Love’s salary and cash performance-based bonus as reflected in the Summary Compensation Table.
(2)	Consists of an unrealized loss during the fiscal year.

Potential Payments Upon Termination or Change in Control

The Committee recognizes that the possibility of the termination of an executive officer’s employment, and the uncertainty it creates, may result in the loss or distraction of the executive officer, and present challenges in recruiting potential executive officers, all to the detriment of the Company and its stockholders. The Committee considers the avoidance of such loss, distraction and challenges to be essential to protecting and enhancing the best interests of the Company and its stockholders. To help ensure that the Company has the continued attention and dedication of these executives and the availability of their continued service, to facilitate the Company’s recruiting efforts and to provide severance benefits upon a qualifying termination that are consistent with market practices, the Company provides certain severance payments and benefits to our NEOs pursuant to the terms of their employment agreements and equity award agreements.

As noted in the CD&A, we employ our executive officers, including all of our NEOs, “at will.” We do not provide any Internal Revenue Code Section 280G excise tax gross-up payments and none of our change in control payments are “single trigger.” Refer to the “Executive Compensation--Employment agreements” section above.

The table below reflects the amount of compensation that would be payable to our NEOs in the event of a termination without “cause” or for “good reason” (a “Qualifying Termination”) (each such term as defined in the applicable employment agreement (except that for Ms. Grijalva the payments are only triggered by a termination without cause)), assuming the NEO had terminated employment on the last day of fiscal 2020. Except for Mr. Conroy, the NEOs’ equity awards granted prior to fiscal 2020 do not provide for any additional vesting upon a termination of employment. For Mr. Conroy there is an acceleration of vesting if he experiences a Qualifying Termination within three months preceding or 12 months following a change in control or if his employment is terminated on account of his death. For all NEOs’ equity awards granted in Fiscal 2020 (except for, in the case of retirement, the market-based stock option granted to Mr. Conroy), if the NEO’s employment terminates on account of “retirement”, such awards continue to vest; if the NEOS’ employment terminates on account of death or “disability”, such awards vest upon termination; and if the NEO experiences a Qualifying

Termination (including, for Ms. Grijalva, termination for good reason) within 18 months following a change in control, such awards vest upon termination.

Qualifying Termination without a Change in Control

Name	Salary	Bonus	Health and Welfare Benefits (2)	Restricted Stock Units	Performance Share Units	Stock Options	Total Compensation
James G. Conroy (1)	$1,443,750	$959,143	$10,591	$-	$-	$-	$2,413,484
Gregory V. Hackman	425,000	268,815	-	-	-	-	693,815
Laurie Grijalva	212,500	-	-	-	-	-	212,500
John Hazen	300,000	-	-	-	-	-	300,000
Michael A. Love (3)	155,000	-	-	-	-	-	155,000

(1)	For purposes of the cash severance and equity vesting provided under Mr. Conroy’s employment agreement, a Qualifying Termination also includes termination on account of non-renewal by us of Mr. Conroy’s employment agreement.
(2)	Consists of the employer portion of medical insurance premiums to be paid to Mr. Conroy for 12 months following termination of employment.
(3)	Upon his termination of employment for any reason, Mr. Love receives payment of his vested deferred compensation pursuant to our non-qualified deferred compensation plan. As of March 28, 2020, Mr. Love’s vested account balance was equal to $128,047.

The table below reflects the amount of compensation that would be payable to our NEOs in the event of a Qualifying Termination in connection with a change in control (except that for Ms. Grijalva the severance payments are only triggered by a termination without cause), in each case assuming the NEO had terminated employment on the last day of fiscal 2020 and the price per share of our common stock is the closing market price as of such date.

Qualifying Termination in Connection with a Change in Control

Name	Salary	Bonus (2)	Health and Welfare Benefits (3)	Restricted Stock Units (4)	Performance Share Units (4)(5)	Stock Options (4)(6)		Total Compensation
James G. Conroy (1)	$2,887,500	$959,143	$10,591	$485,171	$186,792	$905,698	(7)	$5,434,895
Gregory V. Hackman	425,000	268,815	-	61,489	61,489	-	(8)	816,793
Laurie Grijalva	212,500	290,211	-	61,489	61,489	-	(8)	625,689
John Hazen	300,000	304,705	-	61,489	61,489	-	(8)	727,683
Michael A. Love (9)	155,000	167,165	-	40,471	40,471	-	(8)	403,107

(1)	Pursuant to Mr. Conroy’s employment agreement, he is eligible to receive change in control severance payments and benefits (including accelerated vesting of outstanding equity awards) if his Qualifying Termination occurs within three months prior to, or 12 months following, a change in control.
(2)	Pursuant to the terms of our Cash Incentive Plan for Executives, in the event of a change in control, payment of any annual incentive bonuses will be paid within 60 days following the change in control. The amounts set forth in this column represent the annual bonuses payable to our NEOs for fiscal 2020 which would have been paid to our NEOs following termination of employment for any reason upon or following a Change in Control.
(3)	Consists of the employer portion of medical insurance premiums to be paid to Mr. Conroy for 12 months following termination of employment.
(4)	Assumes either (i) the equity award is assumed by the surviving company in any change of control transaction and the Qualifying Termination occurs within 18 months following the change of control or (ii) the equity award is not assumed by the surviving company.
(5)	For performance share units, vesting is based upon actual performance through the date of the change of control.
(6)	For Mr. Conroy’s market-based option award, vesting is based upon the achievement of the applicable trading price targets through the date of the change of control.
(7)	The stock options granted to Mr. Conroy on June 9, 2015 and May 24, 2018 were granted at an exercise price higher than the market price at March 28, 2020, resulting in a value of $0 as of the end of fiscal 2020. Additionally, both the stock options and market-based option award granted to Mr. Conroy on May 20, 2019 were granted at exercise prices higher than the market price at March 28, 2020, resulting in a value of $0 as of the end of fiscal 2020.
(8)	The stock options granted on May 20, 2019 to each NEO other than Mr. Conroy were granted at an exercise price higher than the market price at March 28, 2020, resulting in a value of $0 as of the end of fiscal 2020. None of the other unvested stock options granted to such NEOs provide for accelerated vesting upon termination in connection with a change in control.
(9)	Upon his termination of employment for any reason, Mr. Love receives payment of his vested deferred compensation pursuant to our non-qualified deferred compensation plan. As of March 28, 2020, Mr. Love’s vested account balance was equal to $128,047.

In addition, for each of our NEOs, a termination upon retirement results in the continued vesting of equity awards, excluding Mr. Conroy’s market-based option award, without continued service requirements, subject to compliance with certain post-termination confidentiality and other obligations. Messrs. Conroy and Hazen and Ms. Grijalva are eligible to retire after the earlier of (a) age 60 with 10 years of service or (b) age 65. Messrs. Hackman and Love are eligible to retire after the earlier of (a) age 60 with 5 years of service or (b) age 65. With respect to performance share units, the number of shares issuable to a retired NEO upon completion of the applicable vesting period is based upon actual performance during the entire performance period, including the post-termination period without regard to the date of retirement. In the event that an NEO’s employment terminates by reason of his or her death or disability, all unvested restricted stock units and stock options become fully vested, and unvested performance share units become vested based upon actual performance through the date of termination. Upon termination as a result of death or disability, Mr. Conroy’s market-based option award would vest based upon the achievement of the applicable trading price targets through the date of termination. As of the last day of fiscal 2020, these amounts would have been as set forth in the table below.

Termination Upon Death or Disability

Name	Restricted Stock Units	Performance Share Units	Stock Options		Total Compensation
James G. Conroy (1)	$485,171	$186,792	$905,698	(2)	$1,577,661
Gregory V. Hackman	61,489	61,489	-	(3)	122,978
Laurie Grijalva	61,489	61,489	-	(3)	122,978
John Hazen	61,489	61,489	-	(3)	122,978
Michael A. Love	40,471	40,471	-	(3)	80,942

(1)	In the event of Mr. Conroy’s disability, accelerated vesting would only apply to his May 20, 2019 equity grants. The value of the restricted stock units to vest would be $186,792, the value of the performance share units to vest at target would be $186,792, and the value of the stock options and market-based option award to vest would be $0 as the exercise prices upon grant were higher than the market price at March 28, 2020.
(2)	The stock options granted to Mr. Conroy on June 9, 2015 and May 24, 2018 were granted at an exercise price higher than the market price at March 28, 2020, resulting in a value of $0 as of the end of fiscal 2020. Additionally, both the stock options and market-based option award granted to Mr. Conroy on May 20, 2019 were granted at exercise prices higher than the market price at March 28, 2020, resulting in a value of $0 as of the end of fiscal 2020.
(3)	The stock options granted on May 20, 2019 to each NEO other than Mr. Conroy were granted at an exercise price higher than the market price at March 28, 2020, resulting in a value of $0 as of the end of fiscal 2020. None of the other unvested stock options granted to such NEOs provide for accelerated vesting in connection with termination upon death or disability.

Equity Compensation Plan Information

As of March 28, 2020, the following table shows the number of securities to be issued upon exercise of outstanding equity awards under our equity compensation plans.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Equity Awards (a) (3)	Weighted-Average Exercise Price of Outstanding Equity Awards (b) (4)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders (1)	1,505,551	$20.12	816,027
Equity Compensation Plans Not Approved by Stockholders (2)	16,047	$8.00	879,724
Total	1,521,598	$19.96	1,695,751

(1)	Represents our 2014 Plan.
(2)	Represents our 2011 Equity Incentive Plan, which was adopted prior to the Company’s initial public offering.
(3)	The number of securities to be issued upon exercise of outstanding equity awards, includes the issuance of 77,092 performance share units assuming maximum performance. At target, the amount of performance share units to be issued would be 38,546.
(4)	The weighted-average exercise price presented is the weighted-average exercise price of vested and unvested options and excludes restricted stock units and performance share units.

CEO Pay Ratio

SEC rules require us to disclose the total annual compensation of our principal executive officer for fiscal 2020, who was James G. Conroy, the median of the total annual compensation of all employees other than our principal executive officer, as well as their ratio to each other (the “CEO Pay Ratio”). Total annual compensation for our principal executive officer and for the median of the total annual compensation of all employees is calculated in accordance with SEC rules applicable to the Summary Compensation Table. For fiscal 2020, these amounts were as follows:

●	Our principal executive officer’s total annual compensation was $5,025,355.

●	Our median compensated employee’s total annual compensation was $14,573.

●	Based on this information for fiscal 2020, we estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 345 to 1.

To identify the median of the annual total compensation of all of our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

We determined our employee population as of March 28, 2020, our determination date. As of this date, we had a total of 4,201 employees, excluding our CEO. Of this total, 66% were part-time employees and seasonal or temporary workers. To identify the “median employee” from our employee population, we measured the employee population’s total annual compensation for fiscal 2020, including salary, stock awards, option awards, non-equity incentive plan compensation, non-qualified deferred compensation earnings and all other compensation. We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying the “median employee.” We annualized compensation of employees who were not employed with us for the full fiscal year. We did not annualize compensation for seasonal workers and we did not make full-time equivalent adjustments for part-time employees. In determining our median compensated employee and calculating the CEO Pay Ratio, we did not use any of the exemptions permitted under SEC rules.

Our Company believes that the CEO Pay Ratio set forth above is a reasonable estimate for fiscal 2020, determined in a manner consistent with SEC rules. The SEC rules for identifying the median compensated employee and calculating the CEO Pay Ratio based on that employee’s total annual compensation permit companies to adopt a variety of methodologies, to apply certain exemptions and to make certain assumptions, adjustments or estimates that reflect their compensation policies. Accordingly, the CEO Pay Ratio may not be comparable to the pay ratios reported by other companies, which may have used different methodologies, assumptions, adjustments or estimates in calculating their pay ratios.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires us to allow our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules.

We are asking our stockholders to provide advisory approval of the compensation of our NEOs, as such compensation is described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this proxy statement, beginning on page 18. We urge our stockholders to review the complete Executive Compensation section included in this proxy statement for more information.

Our board of directors believes that the information provided within the “Executive Compensation” section of this proxy statement demonstrates that our executive compensation program is designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our board of directors will request your advisory vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s NEOs for the fiscal year ended March 28, 2020, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

Vote Required

The say-on-pay proposal requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

The say-on-pay vote is advisory, and therefore not binding on our company, our compensation committee, or our board of directors. Although non-binding, the vote will provide information to our compensation committee and our board of directors regarding investor sentiment about our executive compensation philosophy, policies, and practices, which our compensation committee and our board of directors will be able to consider when determining executive compensation for the years to come.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS FOR THE FISCAL YEAR ENDED March 28, 2020, AS DESCRIBED IN THE “COMPENSATION DISCUSSION AND ANALYSIS” AND “Executive Compensation” SECTIONS AND THE RELATED TABULAR AND NARRATIVE DISCLOSURE SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL 3: APPROVAL OF THE BOOT BARN HOLDINGS, INC. 2020 EQUITY INCENTIVE PLAN

Overview

Our board of directors and the Committee believe that it is in our and our stockholders’ best interests to align the interests of our directors, officers and employees with those of our stockholders. Accordingly, on July 2, 2020, our board of directors adopted, subject to stockholder approval, the Boot Barn Holdings, Inc. 2020 Equity Incentive Plan (the “2020 Plan”) and directed that the 2020 Plan be submitted to the Company’s stockholders for approval. The 2020 Plan is a new equity compensation plan for our directors, officers and other employees pursuant to which we may grant awards payable in cash or shares of common stock of the Company (“Shares”). It is intended that the 2020 Plan will replace the Boot Barn Holdings, Inc. 2014 Equity Incentive Plan (the “2014 Plan”),

We are seeking stockholder approval of the 2020 Plan, which includes the authorization of 2,000,000 Shares to be reserved for issuance under the 2020 Plan, in order to maintain our equity compensation program, retain and incentivize key employees and other equity compensation recipients and satisfy certain legal requirements, including requirements under the rules of the NYSE. In addition, obtaining stockholder approval of the 2020 Plan will permit designated stock options to qualify as incentive stock options under the Code.

Background

The 2014 Plan was approved by our board of directors in 2014 and became effective upon the completion of our initial public offering. The 2014 Plan originally authorized 1,600,000 Shares for issuance pursuant to awards granted under the 2014 Plan, and as of August 24, 2016, our stockholders approved 2,000,000 additional Shares for issuance pursuant to awards granted under the 2014 Plan. As of June 1, 2020, 1,880,771 Shares were reserved for issuance pursuant to outstanding awards under the 2014 Plan (assuming maximum performance of performance-based awards), and an additional 391,891 Shares remained available for further awards thereunder.

The request for 2,000,000 Shares under the 2020 Plan represents 1,608,109 Shares in addition to the 391,891 Shares previously authorized and available for grant under the 2014 Plan as of June 1, 2020. When deciding on the number of Shares to be available for awards under the 2020 Plan, our board of directors considered a number of factors, including the Company’s past Share usage (“burn rate”), the number of Shares needed for future awards over the next several years, a dilution analysis and the current and future accounting expenses associated with the Company’s equity compensation practices. The Shares reserved for issuance under the 2020 Plan will not become effective unless stockholder approval is obtained at the Annual Meeting, and the date on which the Company’s stockholders approve the 2020 Plan will be its “effective date”.

We also maintain the Boot Barn Holdings, Inc. 2011 Equity Incentive Plan (the “2011 Plan” and collectively with the 2014 Plan, the “Prior Plans”). As of June 1, 2020, 16,047 Shares were reserved for issuance pursuant to outstanding awards under our 2011 Equity Incentive Plan, and an additional 879,724 Shares remained available for further awards thereunder.

If the 2020 Plan is approved by our stockholders, no further awards will be granted under the Prior Plans, but awards outstanding under such plans will remain outstanding in accordance with their terms and the terms of the applicable plan. If our stockholders do not approve the 2020 Plan, we will continue to be able to grant awards under the 2014 Plan and the 2011 Plan, but as of June 1, 2020, 391,891 Shares will be available for grant under the 2014 Plan (assuming maximum performance of performance-based awards), and 879,724 Shares will be available for grant under the 2011 Plan.

Certain Key Provisions of the 2020 Plan

The 2020 Plan has several provisions designed to protect the interests of stockholders and maintain effective corporate governance. Specifically, the 2020 Plan:

•	does not include liberal recycling provisions from the authorized number of Shares to be issued pursuant to awards granted under the 2020 Plan;

•	imposes an aggregate limit of $250,000 on the value of awards that may be granted, and cash fees that may be paid, to each of our non-employee directors in any fiscal year;
•	imposes an aggregate limit of 500,000 Shares on the number of Shares underlying share-based awards (or equivalent market value of cash-based awards) that may be granted to any one participant under the 2020 Plan in any fiscal year;
•	prohibits the repricing of any stock option or stock appreciation right without stockholder approval, other than in connection with certain corporate transactions;
•	does not provide for automatic vesting of awards in the event of a change of control;
•	prohibits the grant of in-the-money stock options or stock appreciation rights by requiring such awards to have an exercise price that is at least equal to the fair market value of a Share on the date of grant, except for stock options and stock appreciation rights granted in connection with certain acquisitions;
•	prohibits the grant of dividend equivalents on stock options and stock appreciation rights;
•	prohibits the payment of dividends and dividend equivalents with respect to unvested awards;
•	does not contain an “evergreen” reserve of Shares, meaning that the Shares reserved for awards are fixed by number rather than by reference to a percentage of the Company’s total outstanding Shares; and
•	will be administered by an independent committee of our board of directors.

Dilution Analysis

As of June 1, 2020, the Company’s capital structure consisted of 28,843,964 outstanding Shares. The proposed Share authorization is a request for 2,000,000 Shares to be available for awards under the 2020 Plan. As of June 1, 2020, 391,891 Shares were available for awards under the 2014 Plan (assuming maximum performance of performance-based awards), and 879,724 Shares were available for awards under the 2011 Plan. If the 2020 Plan is approved, no additional awards will be granted under the Prior Plans, but awards outstanding under the Prior Plans will remain outstanding in accordance with their terms and the terms of the Prior Plans.

The table below shows our potential dilution (referred to as “overhang”) levels based on our fully diluted Shares and our request for 2,000,000 Shares to be available for awards under the 2020 Plan. The 2,000,000 Shares represent 6.1% of fully diluted Shares, including the Shares that will be authorized under the 2020 Plan, as described in the table below. Our board of directors believes that this number of Shares represents a reasonable amount of potential equity dilution, which will allow us to continue granting equity awards.

Potential Overhang with 2,000,000 Shares
Options outstanding under the Prior Plans as of June 1, 2020	1,485,368
Weighted Average Exercise Price of Stock Options Outstanding as of June 1, 2020	$ 20.40
Weighted Average Remaining Term of Stock Options Outstanding as of June 1, 2020	6.64 years
Outstanding Full Value Awards as of June 1, 2020 (1)	411,450
Total Equity Awards Outstanding as of June 1, 2020	1,896,818
Shares Available for Grant under the Prior Plans if the 2020 Plan is Approved (2)	-
Shares Requested	2,000,000
Total Potential Overhang under the 2020 Plan (3)	3,896,818
Shares Outstanding as of June 1, 2020	28,843,964
Fully Diluted Shares	32,740,782
Potential Dilution of 2,000,000 Shares as a Percentage of Fully Diluted Shares	6.1%

(1)	“Full Value Awards” includes restricted stock units and performance stock units. The 411,450 Full Value Awards consist of time-based restricted stock units granted to employees, performance stock units granted to employees (assuming maximum performance), and time-based restricted stock units granted to non-employee directors. Depending on the applicable award terms, the number of Shares to be issued in settlement of performance stock units varies from 0% to 200% of target, based upon achievement of the performance goals. The number of Full Value Awards does not include dividend equivalent rights on restricted stock units and performance stock units, all of which are payable in cash.
(2)	No additional awards will be granted under the Prior Plans if the 2020 Plan is approved, and the Shares that are not subject to awards under the Prior Plans as of the effective date will not be available for issuance under the 2020 Plan. As of June 1, 2020, there were 879,724 Shares available for award under the 2011 Plan and 391,891 Shares available for award under the 2014 Plan (assuming maximum performance of performance-based awards).
(3)	“Total Potential Overhang” includes the sum of the total number of equity awards outstanding as of June 1, 2020 and the number of shares requested.

Burn Rate

The table below sets forth, for awards granted under the 2014 Plan, the burn rate for each of the last three fiscal years and the average burn rate over the last three fiscal years. The burn rate for a year has been calculated as the sum of (i) all stock options granted in the applicable year, (ii) all time-based restricted stock units granted in the applicable year, and (iii) all performance-based restricted stock units granted in the applicable year assuming target performance, divided by the weighted average number of Shares outstanding for the applicable year.

	Burn Rate Summary
(in thousands)	Fiscal 2018	Fiscal 2019	Fiscal 2020	3-Year Average
Stock options granted	449	295	354	366
Time-based restricted stock units granted	127	87	96	103
Performance-based restricted stock units granted (1)	-	-	39	13
Total granted	576	382	489	482

Basic weighted average shares outstanding at fiscal year-end	26,744	28,092	28,583	27,806
Burn Rate	2.2%	1.4%	1.7%	1.7%

(1)	Assuming target performance.

The burn rate means that we used an annual average of 1.7% of the weighted average Shares outstanding for awards granted over the past three years under the 2014 Plan.

Our board of directors believes that the Company’s executive compensation program, and particularly the granting of equity awards, allows us to align the interests of directors of the Company and officers and other employees of the Company and its subsidiaries who are selected to receive awards with those of our stockholders. The 2020 Plan is designed to enable us to formulate and implement a compensation program that will attract, motivate and retain individuals who we expect will contribute to our financial success. Our board of directors believes that awards granted pursuant to the 2020 Plan are a vital component of our compensation program and, accordingly, that it is important that an appropriate number of Shares be authorized for issuance under the 2020 Plan.

Summary Description of the 2020 Plan

The principal features of the 2020 Plan are described below. The description below is qualified in its entirety by reference to the complete text of the 2020 Plan annexed hereto as Annex A.

Administration

The 2020 Plan is expected to be administered by the Committee, and our board of directors may also exercise any of the Committee’s powers and responsibilities under the 2020 Plan. We refer to either the Committee or board of directors acting in such role as the “plan administrator”. Subject to the terms of the 2020 Plan, the plan administrator will select the recipients of awards and determine, among other things:

●	the size of each award (including the number of Shares covered by such award), if applicable, the exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an award;
●	any time-based or performance-based conditions, restrictive covenant obligations (such as confidentiality, non-competition and non-solicitation covenants), and/or clawback or recoupment provisions applicable to each award;
●	the vesting period for awards, risks of forfeiture and any potential acceleration of vesting or lapses in risks of forfeiture; and
●	the duration of awards.

All decisions, determinations and interpretations by the plan administrator with respect to the 2020 Plan and the terms and conditions of or operation of any award are final and binding on all participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the 2020 Plan or any award.

Available Shares

Subject to adjustment, as described in the 2020 Plan, the aggregate number of Shares which may be issued or transferred under the 2020 Plan shall be equal to the sum of the following: (i) 2,000,000 Shares, plus (ii) the number of Shares subject to outstanding awards under the 2014 Plan that terminate, expire or are cancelled, forfeited, exchanged or surrendered without having been exercised or settled in full or are paid in cash after the effective date of the 2020 Plan. Such Shares may be either authorized and unissued Shares or Shares held in, or acquired for, our treasury. Once granted, if and to the extent that awards granted under the 2020 Plan expire, terminate, are forfeited or cancelled for any reason without having been settled or exercised in full or are paid in cash, the Shares reserved for such awards will again be available for awards to be granted under the 2020 Plan. If stock appreciation rights are granted under the 2020 Plan, the full number of Shares subject to the stock appreciation rights shall be considered issued under the 2020 Plan, without regard to the number of Shares delivered upon exercise of the stock appreciation rights. If we repurchase Shares on the open market with the proceeds from the exercise price we receive from stock options granted under the 2020 Plan, the repurchased shares will not be available for issuance under the 2020 Plan

The 2020 Plan does not provide for liberal share recycling, and accordingly, Shares used to pay the exercise price of a stock option or delivered to or withheld by us to pay the withholding taxes related to an award will not be available for re-issuance under the 2020 Plan.

Individual limitations on awards

The maximum number of Shares (or, in the case of cash-settled awards, the stock equivalent based on the fair market value at the grant date) that may be subject to awards granted under the 2020 Plan to any one participant during a fiscal year shall be 500,000.

The maximum grant date value of Shares and cash subject to awards granted, taken together with any cash fees payable, to any non-employee director during any one fiscal year shall not exceed $250,000.

The forgoing limits do not apply to dividends or dividend-equivalent rights that accrue or are paid with respect to awards and are subject to adjustment, as described in the 2020 Plan.

Adjustment for corporate actions

In the event of any change in the outstanding Shares as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar distribution with respect to the Shares, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of Shares or other securities subject to the 2020 Plan, (ii) the numbers and kinds of Shares or other securities subject to then outstanding awards, (iii) the exercise price for each Share or other unit of any other securities subject to then outstanding stock options or SARs and (iv) the repurchase price of each share of restricted stock then subject to a risk of forfeiture in the form of a Company repurchase right. Any such adjustment in awards will be determined and made by the plan administrator in its sole discretion.

Eligibility for participation

Members of our board of directors, as well as employees of us or any of our subsidiaries and affiliates are eligible to receive awards under 2020 Plan. The selection of participants in the 2020 Plan is within the sole discretion of the plan administrator. As of March 28, 2020, we had approximately 4,400 employees (including all of our officers) and 6 non-employee directors, and approximately 81 employees and 6 non-employee directors held outstanding awards under the 2014 Plan. Because our officers and non-employee directors are eligible to receive awards under the 2020 Plan, they may be deemed to have a personal interest in this Proposal 3.

Awards

The following sections briefly describe the principal features of the various awards that may be granted under 2020 Plan.

Incentive stock options. Incentive stock options are intended to qualify as incentive stock options under Section 422 of the Code and will be granted pursuant to incentive stock option agreements. The plan administrator will determine the exercise price for an incentive stock option, which may not be less than 100% of the fair market value of a Share on the date of grant. In addition, incentive stock options granted to participants who own, or are deemed to own, more than 10% of our voting stock, must have an exercise price not less than 110% of the fair market value of a Share on the date of grant. No incentive stock option may be exercised on or after the tenth anniversary of the grant date (or after the fifth anniversary with respect to a participant who owns, or is deemed to own, more than 10% of our voting stock). Dividend equivalent rights may not be granted with respect to incentive stock options. No more than 2,000,000 Shares may be subject to incentive stock options granted under the 2020 Plan.

Nonstatutory stock options. Nonstatutory stock options are not intended to qualify as incentive stock options under Section 422 of the Code and will be granted pursuant to nonstatutory stock option agreements. The plan administrator will determine the exercise price for a nonstatutory stock option, which may not be less than 100% of the fair market value of a Share on the date of grant. Dividend equivalent rights may not be granted with respect to nonstatutory stock options.

Stock appreciation rights. A stock appreciation right, or a “SAR”, entitles a participant to receive a payment equal in value to the difference between the fair market value of a Share on the date of exercise of the SAR over the exercise price of the SAR. SARs may be granted in tandem with a stock option, such that the recipient has the opportunity to exercise either the stock option or the SAR, but not both. The exercise price (above which any appreciation is measured) will not be less than 100% of the fair market value of a Share on the date of grant of the SAR. The SAR may be settled in cash, in Shares, or a combination. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR will be determined by the plan administrator at the time of the grant of award and will be reflected in the award agreement. Dividend equivalent rights may not be granted with respect to SARs.

Restricted stock and stock units. A restricted stock award or restricted stock unit award is the grant of Shares either currently (in the case of restricted stock) or at a future date (in the case of restricted stock units), that is nontransferable and is subject to substantial risk of forfeiture until specific conditions or goals are met. During the period of restriction, participants holding shares of restricted stock shall, except as otherwise provided in an individual award agreement, have full voting rights. Dividends will not be paid with respect to restricted stock during the period of restriction and will accrue and be paid only if and to the extent that the risk of forfeiture applicable to such restricted stock lapses. Any dividends that become payable may be paid in cash or be deemed reinvested in additional shares of restricted stock. At the discretion of the plan administrator, participants holding restricted stock units may be entitled to receive payments equal to the dividends declared on Shares during the period of restriction; provided that, any such amounts will accrue and be paid only if and to the extent that the restricted stock units vest.

Performance units. A performance unit award is a contingent right to receive a number of Shares if and to the extent that the specified performance goals are achieved. A performance unit award will have a target number of Shares, however, based on the level of performance, the number of Shares issued upon achievement of specified levels of performance could be more or less than the target number of performance units. At the discretion of the plan administrator, participants holding performance unit awards may be entitled to receive payments equal to any dividends declared with respect to the underlying Shares, but only if and to the extent that such performance units vest.

The plan administrator has discretion to select the length of any applicable restriction or performance period and the terms of the performance goals. The performance goals may consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria. The performance goals may be expressed in terms of overall Company performance or the performance of an affiliate, division, business unit, subsidiary, or an individual, and may be measured on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the plan administrator. In establishing performance goals, the plan administrator may use the following business criteria or such other criteria as it shall determine: cash flow (before or after dividends), earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization), stock price, return on equity, stockholder return or total stockholder return, return on capital (including, without limitation, return on total capital or return on invested capital), return on investment, return on assets or net assets, market capitalization, economic value added, debt leverage (debt to capital), revenue, sales or net sales, backlog, income, pre-tax income or net income, operating income or pre-tax profit, operating profit, net operating profit or economic profit, gross margin, operating margin or profit margin, return on operating revenue or return on operating assets, cash from operations, operating ratio, operating revenue, market share improvement, general and administrative expenses and customer service. The plan administrator will determine the extent to which performance goals are achieved, and the amount, if any, payable in respect of the applicable performance goals and performance results. The plan administrator may make adjustments to the performance goals, the amounts payable in respect of the applicable performance goals, and performance results, to the extent consistent with the terms of the applicable award agreement.

Stock grants. A stock grant is an award of Shares without restriction or forfeiture conditions of any kind.

Other stock unit award. An award of other stock units is an award of stock or other award that is valued in whole or in part by reference to, or is otherwise based on, stock or other property. Such other stock unit awards may be granted either alone or in addition to any other award granted under the 2020 Plan. Other stock unit awards may be paid in stock, cash or any other form of property as the plan administrator shall determine. Other stock unit awards may be subject to restrictions on transfer as set forth in the 2020 Plan and the applicable award agreement.

Transferability

Awards granted under the 2020 Plan are generally nontransferable (other than by will or the laws of descent and distribution), except that the plan administrator may provide for the transferability of an award (other than an award of incentive stock options) to certain family members.

Transactions

In the event of a transaction involving (i) any merger or consolidation of the Company as a result of which the common stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is canceled or (ii) any sale or exchange of all of the common stock of the Company for cash, securities or other property, the plan administrator may, with respect to all or any outstanding stock options and SARs, (1) provide that such awards will be assumed, or substantially equivalent rights shall be provided in substitution therefore by the acquiring or succeeding entity, (2) provide that the participant’s unexercised awards will terminate immediately prior to the consummation of such transaction unless exercised within a specified period following written notice to the participant, (3) provide that outstanding awards shall become exercisable in whole or in part prior to or upon the occurrence of the transaction, (4) provide for cash payments generally equal to the amount (if positive) of the spread on such awards based on the applicable acquisition price

(with any awards whose exercise price is greater than such acquisition price being canceled without consideration), net of applicable tax withholdings, to be made to the participants, or (5) any combination of the foregoing. With respect to outstanding awards other than stock options or SARs, upon the occurrence of a transaction other than a liquidation or dissolution of the Company that is not part of another form of transaction, the repurchase and other rights of the Company under each such award will transfer to the Company’s successor. Any determinations required to carry out any of the foregoing will be made by the plan administrator in its sole discretion.

Change of control

Subject to any contrary provisions in any applicable award agreement, upon the occurrence of a change of control, if the Company is not the surviving corporation, unless the plan administrator determines otherwise:

●	all outstanding awards that are unexercised shall be assumed or substantially equivalent rights provided in substitution for such awards, in each case by the acquiring or succeeding entity or one of its affiliates and
●	any outstanding performance-based award will be deemed earned at the greater of target and the actual level of performance and will continue to be subject to any time vesting requirement applicable to such award prior to such change of control.

Subject to any contrary provisions in any applicable award agreement and unless the plan administrator determines otherwise, if an award is assumed or substituted upon a change of control and a participant’s employment is terminated without “cause” (as defined in the 2020 Plan and other than on account of disability) upon or within 18 months following the change of control, such participant’s awards will become fully vested as of such termination.

In addition, in the event of a change of control, the plan administrator, in its discretion, may take any of the following actions with respect to any or all outstanding awards, without the consent of any participant: (i) determine that participants will receive a payment in settlement of outstanding awards (other than stock options and SARs) in such amount and form as may be determined by the plan administrator; (ii) require that participants surrender their outstanding stock options and SARs in exchange for a payment by the Company, in cash or shares as determined by the plan administrator, in an amount equal to the amount, if any, by which the then fair market value of the shares subject to the participant’s unexercised stock options and SARs exceeds the applicable exercise price of the stock option or SAR; (iii) after giving participants an opportunity to exercise all of their stock options and SARs, the plan administrator may terminate any or all unexercised stock options and SARs at such time as the plan administrator deems appropriate; and (iv) the plan administrator may modify the terms of awards to add events, conditions or circumstances upon which the vesting of such awards will accelerate. Any such surrender, termination or payment shall take place as of the date of the change of control or such other date as the plan administrator may specify. If the per share fair market value of a share does not exceed the per share stock option exercise price or SAR exercise price, as applicable, the Company will not be required to make any payment to the participant upon surrender of the stock option or SAR.

Under the 2020 Plan, a change of control is defined as the occurrence of any of the following: (i) a transaction, as described above, unless securities possessing more than 50% of the total combined voting power of the resulting entity or ultimate parent entity are held by one or more persons who held securities possessing more than 50% of the total combined voting power of the Company immediately prior to the transaction; (ii) any person or group of persons, excluding the Company and certain other related entities, directly or indirectly acquires beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company; (iii) consummation of a sale of all or substantially all of the Company’s assets; or (iv) consummation of a plan of liquidation or dissolution of the Company.

Restrictions on repricing

Without obtaining stockholder approval, the Company may not (i) amend the terms of outstanding stock options or SARs to reduce the exercise price of such outstanding stock options or SARs, (ii) cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise price that is less than the exercise price of the original stock options or SARs or (iii) cancel outstanding stock options or SARs with an exercise price above the current Share price in exchange for cash or other securities. However, such stockholder approval is not required in connection with a corporate transaction involving the Company or other actions with respect to our securities, such as a stock split, extraordinary cash dividend, recapitalization, change of control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares.

Company policies

All awards made under the 2020 Plan will be subject to all Company policies duly adopted by our board of directors, the Committee or any other committee of our board of directors and as in effect from time to time regarding the acquisition, ownership or sale of Shares by employees and other service providers, including, without limitation, policies intended to limit the potential for insider trading, and any clawback or other policies to prohibit payment of or recover compensation payable or paid on the basis of inaccurate financial results or statements, employee conduct, and other similar events.

Amendment and termination

Unless the 2020 Plan is earlier terminated by our board of directors, awards may be granted under the 2020 Plan until the date that is immediately prior to the tenth anniversary of the effective date. Our board of directors may at any time amend any or all of the provisions of the 2020 Plan, or suspend or terminate it entirely, subject to stockholder approval of any amendment (i) increasing the number of Shares which may be issued under the 2020 Plan, (ii) changing the description of the persons eligible for awards, or (iii) effecting any other change for which stockholder approval is required by law or the rules of any relevant stock exchange. In addition, the plan administrator may amend the terms of any outstanding award. Unless otherwise required by law or specifically provided in the 2020 Plan, the rights of a participant under awards granted prior to any amendment, suspension or termination of the 2020 Plan or of any amendment of any award may not be adversely affected without the participant’s consent.

Federal Income Tax Implications of the 2020 Plan

The federal income tax consequences arising with respect to awards granted under the 2020 Plan will depend on the type of award. From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual Shares. Future appreciation on Shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the Shares are sold. The Company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient. Exceptions to these general rules may arise under the following circumstances:

i.	if Shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and the Company’s tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture);
ii.	if an employee is granted a stock option that qualifies as an “incentive stock option,” no ordinary income will be recognized, and the Company will not be entitled to any tax deduction, if Shares acquired upon exercise of such option are held longer than the later of one year from the date of exercise and two years from the date of grant. However, if the employee disposes of the Shares acquired upon exercise before satisfying both holding period requirements, the employee will recognize ordinary income at the time of the disposition equal to the difference between the fair market value of the Shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and the Company will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the Shares before the disposition;
iii.	Section 162(m) of the Code generally imposes a $1 million limit on the amount a public company may deduct for compensation paid to the company’s “covered employees,” which include our named executives; and
iv.	an award may be taxable at 20 percentage points above ordinary income tax rates at the time it becomes vested, plus interest, even if that is prior to the delivery of the cash or stock in settlement of the award, if the award constitutes “deferred compensation” under Section 409A of the Code, and the requirements of Section 409A of the Code are not satisfied.

The Company may require the recipients of Shares issued pursuant to awards granted under the 2020 Plan to remit to the Company an amount sufficient to satisfy federal, state, local, foreign or other withholding tax requirements. To the extent permitted by law, the Company may deduct any such taxes from any payment of any kind otherwise due to a participant or to utilize any other withholding method prescribed by the plan administrator from time to time.

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2020 Plan, and is not intended as tax guidance to participants in the 2020 Plan, as the tax consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. This summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits

Future benefits under the 2020 Plan will be granted at the discretion of the plan administrator. Therefore, the benefits and amounts that will be received or allocated under the 2020 Plan in the future are not currently determinable.

During fiscal year 2020, awards were granted under the 2014 Plan to our non-employee directors, as set forth above under “Director Compensation” and to our named executive officers, as set forth above under “Summary Compensation Table”. In addition, in fiscal year 2020, stock options, restricted stock units and performance stock units (assuming target performance) with an aggregate value of $2,031,576 were granted to employees of the Company and its subsidiaries (other than the named executive officers) under the 2014 Plan. The awards granted during fiscal 2020 under the 2014 Plan are generally representative of the amounts that would have been received by the persons listed in such tables during fiscal 2020 had the 2020 Plan been in effect at such time.

Vote Required

The approval of the 2020 Plan will require the affirmative vote of a majority of Shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2020 PLAN.

REPORT OF THE AUDIT COMMITTEE

For fiscal 2020, the board of directors appointed an Audit Committee consisting of Brenda I. Morris, the chair of the committee, Greg Bettinelli, Anne MacDonald and Brad Weston, each of whom is an “independent” director, as defined under the applicable rules and regulations of the SEC and of the NYSE and meets the requirements for financial literacy under the applicable rules of the NYSE. Our board of directors has determined that Brenda I. Morris is an “audit committee financial expert” as defined under the applicable rules of the SEC. In arriving at this determination, the board of directors has examined each Audit Committee member’s scope of experience in financial roles and the nature of their employment.

The purpose of the Audit Committee is to provide oversight of the Company’s accounting and financial reporting processes, the audits of the financial statements of the Company and the Company’s compliance with applicable legal requirements and regulations. The primary responsibilities of the Audit Committee include reviewing and pre-approving the engagement of our independent registered public accounting firm, reviewing our annual and quarterly financial statements and reports, discussing the statements and reports with our independent registered public accounting firm and management, and reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. Our board of directors has adopted a written charter for the Audit Committee, available at http://investor.bootbarn.com that reflects, among other things, requirements of the Sarbanes-Oxley Act of 2002, rules adopted by the SEC, and rules of NYSE. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on or accessible through our website into this proxy statement.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and Deloitte & Touche LLP (referred to as “Deloitte”), the Company’s independent registered public accounting firm, the audited financial statements at March 28, 2020 and March 30, 2019 and for each of the years in the three-year period ended March 28, 2020. The Audit Committee discussed with Deloitte the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees, and other applicable regulations. This included a discussion of Deloitte’s judgments as to the quality, not just the acceptability, of our Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee received from Deloitte, written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence. The Audit Committee and Deloitte also discussed Deloitte’s independence from management and our Company, including the matters covered by the written disclosures and letter provided by Deloitte.

The Audit Committee discussed with Deloitte the overall scope and plans for its audit. The Audit Committee meets with Deloitte, with and without management present, to discuss the results of Deloitte’s examinations, its evaluations of our Company, the internal controls, and the overall quality of the financial reporting. The Audit Committee held four meetings during fiscal 2020.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board of directors approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 28, 2020 for filing with the Securities and Exchange Commission.

The report has been furnished by the Audit Committee to our board of directors.

Brenda I. Morris, Chairperson Greg Bettinelli Anne MacDonald Brad Weston

The information contained in the “Report of the Audit Committee” is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Deloitte & Touche LLP (referred to as “Deloitte”), an independent registered public accounting firm, to audit the consolidated financial statements of our Company for the fiscal year ending March 27, 2021, and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the audit committee will reconsider its selection. We anticipate that representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Aggregate fees billed to our Company for the fiscal years ended March 28, 2020 and March 30, 2019 by Deloitte, our independent registered public accounting firm, are as follows:

	March 28, 2020	March 30, 2019
Audit fees (1)	$719,828	$795,928
Audit-related fees	-	-
Tax fees (2)	345,643	310,527
All other fees (3)	-	1,895
Total	$1,065,471	$1,108,350

(1)	Audit fees include (i) fees associated with the audits of our consolidated financial statements, (ii) reviews of our interim quarterly consolidated financial statements, and (iii) other items related to SEC matters.
(2)	Tax fees consist primarily of tax consultation services.
(3)	All other fees include subscription fees paid to Deloitte for use of an accounting research tool during the year ended March 30, 2019.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee has adopted policies and procedures for the pre-approval of audit services, internal control-related services and permitted non-audit services rendered by our independent registered public accounting firm. Pre-approval may also be given as part of our audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, case-by-case basis before the independent registered public accounting firm is engaged to provide each service.

All of the services provided by Deloitte described above were approved by our audit committee pursuant to our audit committee’s pre-approval policies.

Vote Required

Ratification of the appointment of Deloitte to audit the consolidated financial statements of our Company for the fiscal year ending March 27, 2021 will require the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF OUR COMPANY FOR THE FISCAL YEAR ENDING MARCH 27, 2021.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that our directors and executive officers file initial reports of ownership and reports of changes in ownership with the SEC and that late filings be disclosed in the Company’s proxy statement. Based solely on a review of copies of these forms furnished to us, and written representations from the directors and executive officers, all Section 16(a) filing requirements were met for fiscal 2020, except that Mr. Hazen filed one Form 4 late - a Form

4 which reported the withholding of shares to satisfy withholding taxes upon the vesting of restricted stock units on March 19, 2020, which was filed late on May 22, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of the record date, July 2, 2020, by the following:

●	each of our directors and NEOs;

●	all of our directors and executive officers as a group; and

●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

For further information regarding material transactions between us and certain of our stockholders, see “Certain Relationships and Related Party Transactions.”

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of the record date, July 2, 2020. Shares issuable pursuant to options are deemed outstanding for computing the percentage of the person holding such options, but are not outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.

Our calculation of the percentage of beneficial ownership is based on 28,855,781 shares of common stock outstanding as of July 2, 2020.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Boot Barn Holdings, Inc., 15345 Barranca Pkwy., Irvine, California 92618.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
Named Executive Officers and Directors:
Greg Bettinelli (1)	18,667	*
Lisa G. Laube (2)	5,486	*
Anne MacDonald (3)	6,526	*
Brenda I. Morris (4)	20,344	*
Peter Starrett (5)	17,219	*
Brad Weston (6)	5,486	*
James G. Conroy (7)	193,348	*
Gregory V. Hackman (8)	147,860	*
Laurie Grijalva (9)	67,347	*
John Hazen (10)	17,342	*
Michael A. Love (11)	27,715	*
All directors and executive officers as a group (11 persons)	527,340	1.8%
		.
5% Stockholders:
BlackRock, Inc. (12)	4,339,980	15.0%
The Vanguard Group, Inc. (13)	2,064,906	7.2%
Invesco Ltd. (14)	2,032,469	7.0%
Dimensional Fund Advisors LP (15)	1,566,948	5.4%

*	Less than 1% of the outstanding shares of common stock.

(1)	The indicated shares consist of (i) 2,620 shares held of record and (ii) 16,047 shares subject to outstanding options which are currently exercisable.
(2)	The indicated shares consist of 5,486 shares held of record.
(3)	The indicated shares consist of 6,526 shares held of record. The receipt of 2,620 such shares upon vesting has been deferred by the director until six months after they cease to be a director.
(4)	The indicated shares consist of 20,344 shares held of record. The receipt of 2,620 such shares upon vesting has been deferred by the director until six months after they cease to be a director.
(5)	The indicated shares consist of 17,219 shares held of record. The receipt of 2,620 such shares upon vesting has been deferred by the director until six months after they cease to be a director. The remaining shares are held by the Starrett Family Trust, dated April 11, 1999.
(6)	The indicated shares consist of 5,486 shares held of record.
(7)	The indicated shares consist of (i) 18,929 shares held of record and (ii) 174,419 shares subject to outstanding options which are currently exercisable.
(8)	The indicated shares consist of (i) 26,163 shares held of record and (ii) 121,697 shares subject to outstanding options which are currently exercisable.
(9)	The indicated shares consist of (i) 4,243 shares held of record and (ii) 63,104 shares subject to outstanding options which are currently exercisable.
(10)	The indicated shares consist of (i) 2,980 shares held of record and (ii) 14,362 shares subject to outstanding options which are currently exercisable.
(11)	The indicated shares consist of (i) 5,517 shares held of record and (ii) 22,198 shares subject to outstanding options which are currently exercisable.
(12)	BlackRock, Inc. is the holder of record of the indicated shares according to Amendment No. 2 to the Statement on Schedule 13G filed on February 4, 2020. The business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(13)	The Vanguard Group, Inc. is the holder of record of the indicated shares according to Amendment No. 1 to the Statement on Schedule 13G filed on February 12, 2020. The business address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(14)	Invesco Ltd. is the holder of record of the indicated shares according to the Statement on Schedule 13G filed on February 13, 2020. The business address of Invesco Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta, Georgia 30309.
(15)	Dimensional Fund Advisors LP is the holder of record of the indicated shares according to Amendment No. 1 to the Statement on Schedule 13G filed on February 12, 2020. The business address of Dimensional Fund Advisors LP is Building One 6300 Bee Cave Road, Austin, Texas 78746.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements, we describe below transactions and series of similar transactions during our last three fiscal years to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●	any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our directors and NEOs are described elsewhere in this proxy statement.

The following persons and entities that participated in the transactions listed in this section were “related persons” (as defined below) at the time of the transaction:

Transactions involving John Grijalva

John Grijalva, the husband of Ms. Grijalva, our Chief Merchandising Officer, works as an independent sales representative primarily for Dan Post Boot Company, Outback Trading Company, LTD and KS Marketing LLC. Mr. Grijalva conducts his business as an independent sales representative through a limited liability company of which he and Ms. Grijalva are members. We purchased merchandise from these suppliers in the aggregate approximate amounts of $17.8 million, $15.4 million, and $17.0 million in fiscal 2020, fiscal 2019, and fiscal 2018, respectively. Mr. Grijalva was paid commissions by the Company of approximately $1.2 million, $1.1 million, and $1.1 million, respectively, in these periods, a portion of which were passed on to other sales representatives working for Mr. Grijalva.

Leases and Other Transactions

During the fiscal year ended March 28, 2020, our Company had capital expenditures with Floor & Decor Holdings, Inc., a specialty retail vendor in the flooring market. These capital expenditures amounted to $0.8 million, $0.5 million, and $0.3 million in fiscal 2020, fiscal 2019, and fiscal 2018, respectively, and were recorded as property and equipment, net on the consolidated balance sheet. Certain members of our board of directors either currently serve on the board of directors or serve as an executive officer of Floor & Decor Holdings, Inc.

Indemnification

We have agreed to indemnify each of the stockholders party to the registration rights agreement against certain liabilities in connection with a demand or piggyback registration of shares of common stock, including under the Securities Act of 1933, as amended.

Indemnification of Directors and Officers

Our amended and restated bylaws provide that we will indemnify and advance expenses to our directors and executive officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”). In addition, our amended and restated certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty, except as otherwise prohibited under the DGCL.

We have entered into customary indemnification agreements with each of our directors and executive officers. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL. Our indemnification agreements also provide that we are required to advance expenses to our directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the indemnification agreements are not exclusive.

There is no pending litigation or proceeding involving any of our directors or executive officers to which indemnification is being sought, and we are not aware of any pending litigation that may result in claims for indemnification by any director or executive officer.

Review, Approval or Ratification of Transactions with Related Persons

Our board of directors adopted a written statement of policy, effective immediately prior to the completion of our initial public offering, for the evaluation of and the approval, disapproval and monitoring of transactions involving us and “related persons”. For the purposes of the policy, “related persons” will include our executive officers, vice presidents, directors and director nominees or their immediate family members, stockholders owning 5% or more of our outstanding common stock or any entity in which any of the foregoing persons is an employee, general partner, principal or holder of a 5% or more ownership interest.

Our related person transactions policy requires:

●	that any transaction in which a related person has a material direct or indirect interest and which exceeds $120,000, which we refer to as a “related person transaction”, and any material amendment or modification to a related person transaction, be evaluated and approved or ratified by our audit committee or by the disinterested members of the audit committee, as applicable; and

●	that any employment relationship or transaction involving an executive officer and any related compensation solely resulting from that employment relationship or transaction must be approved by the compensation committee of our board of directors or recommended by the compensation committee to the board of directors for its approval.

In connection with the review and approval or ratification of a related person transaction:

●	management must disclose to the audit committee or the disinterested members of the audit committee, as applicable, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

●	management must advise the audit committee or the disinterested members of the audit committee, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness;

●	management must advise the audit committee or the disinterested members of the audit committee, as applicable, as to whether the related person transaction will be required to be disclosed in our SEC filings (to the extent it is required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with SEC rules); and

●	management must advise the audit committee or the disinterested members of the audit committee, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act.

In addition, the related person transactions policy provides that the audit committee, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent”, “outside” or “non-employee” director, as applicable, under the rules and regulations of the SEC, the NYSE and the Code. In approving or rejecting any related person transaction, the audit committee or the disinterested members of the audit committee, as applicable, is required to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, any proposal that a stockholder of our Company wishes to have included in the proxy statement in connection with our 2021 Annual Meeting of Stockholders must be submitted to us no later than March 17, 2021, unless we change the date of our 2021 Annual Meeting more than 30 days before or after August 26, 2021, in which case such proposal must be received a reasonable time before we begin to print and distribute our 2021 proxy materials. All such stockholder proposals must follow the procedures outlined in Rule 14a-8 under the Exchange Act.

In accordance with our amended and restated bylaws, stockholder proposals, including stockholder nominations for candidates for election as directors, that are intended to be presented by stockholders at the annual meeting of stockholders for the fiscal year ending March 27, 2021 but not submitted for inclusion in the proxy statement for our 2021 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, must be received by us no earlier than April 28, 2021 and no later than May 28, 2021, unless we change the date of our 2021 Annual Meeting more than 30 days before or more than 70 days after August 26, 2021, in which case stockholder proposals must be received by us not later than the close of business on the 10th day following the day on which we first make a public announcement of the date of such meeting. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. All such stockholder proposals must include the specified information described in our amended and restated bylaws.

Proposals and other items of business should be directed to the attention of the Corporate Secretary at our principal executive offices, 15345 Barranca Pkwy., Irvine, California 92618.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

Dated: July 16, 2020

ANNEX A

BOOT BARN HOLDINGS, INC.

2020 EQUITY INCENTIVE PLAN

BOOT BARN HOLDINGS, INC.

2020 EQUITY INCENTIVE PLAN

(Effective as of the Effective Date, as defined herein)

1.Purpose

This Plan is intended to encourage ownership of Stock by directors, officers and employees of the Company and its subsidiaries and other Affiliates, and to provide incentives to attract, retain and motivate them to promote the success of the Company’s business through the grant of Awards of or pertaining to shares of the Company’s Stock. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options. The Plan is intended to replace the Company’s 2014 Equity Incentive Plan, as amended (the “2014 Plan”), and as of the Effective Date, no further Awards shall be granted under the 2014 Plan. Awards outstanding under the 2014 Plan shall remain outstanding in accordance with their terms and the 2014 Plan.

2.Definitions

As used in this Plan, the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:

2.1“Accelerate,” “Accelerated,” and “Acceleration,” means: (a) when used with respect to an Option or Stock Appreciation Right, that as of the time of reference the Option or Stock Appreciation Right will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms; (b) when used with respect to Restricted Stock or Restricted Stock Units, that the Risk of Forfeiture otherwise applicable to the Restricted Stock or Restricted Stock Units shall expire with respect to some or all of the shares of Restricted Stock or Restricted Stock Units then still otherwise subject to the Risk of Forfeiture; and (c) when used with respect to Performance Units, that the applicable Performance Goals or other business objectives shall be deemed to have been met as to some or all of the Performance Units.

2.2“Affiliate” means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

2.3“Assumed” and “Assumption” have the meanings given such terms in Section 9(a).

2.4“Award” means any grant or sale pursuant to the Plan of Options, Stock Appreciation Rights, Performance Units, Restricted Stock, Restricted Stock Units, Stock Grants or Other Stock Unit Award.

2.5“Award Agreement” means an agreement between the Company and the recipient of an Award, or other notice of grant of an Award, setting forth the terms and conditions of the Award.

2.6“Board” means the Company’s Board of Directors.

2.7“Cause” means, unless otherwise provided in an Award Agreement, (a) if there is an employment or similar agreement between the Participant and the Company or its Affiliates which includes a definition of “cause”, then the meaning set forth in such agreement, or (b) if there is no such agreement, (i) Participant’s engaging in gross negligence of Participant’s duties with the Company or its Affiliates or Participant’s fraud or dishonesty in connection with the performance of duties to the Company and its Affiliates, in either case which has a materially detrimental effect on the business or operations of the Company; (ii) Participant’s engaging in any willful violation of any applicable confidential, non-disclosure or securities trading policy or policies of the Company or an Affiliate or any other restrictive covenant obligation between the Participant and the Company or its Affiliates; or (iii) Participant’s conviction by a court of competent jurisdiction of any crime (or upon entering a plea of guilty or nolo contendere to a charge of any crime) constituting a felony.

2.8“Change of Control” means the occurrence of any of the following after the Effective Date:

(a)a Transaction, unless securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to such Transaction;

(b)any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time (the “Exchange Act”)) directly or indirectly acquires, including but not limited to by means of a merger or consolidation, beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the said Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities unless pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board recommends such stockholders accept, other than acquisitions by (i) the Company or any of its Affiliates, (ii) an employee benefit plan of the Company or any of its Affiliates, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities;

(c)consummation of a sale of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions; or

(d)consummation of a plan of a liquidation or dissolution of the Company.

Notwithstanding anything to the contrary herein, solely for the purpose of determining the timing of payment or timing of distribution of any compensation or benefit that constitutes “non-qualified deferred compensation” within the meaning of Section 409A of the Code, a Change of Control shall not be deemed to occur under this Plan unless the events that have occurred would also constitute a “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Regulation Section 1.409A-3(i)(5), or any successor provision, and in the event such Change of Control does not constitute a “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Regulation Section 1.409A-3(i)(5), the timing of payment or timing of distribution of any compensation or benefit that constitutes “non-qualified deferred compensation” within the meaning of Section 409A of the Code will occur pursuant to the terms of the applicable Award without regard to the Change of Control. For the avoidance of doubt, the immediately preceding sentence will not apply for the purpose of determining the vesting of any Award upon a Change of Control.

2.9“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.10“Committee” means the Compensation Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 5 of this Plan. For any period during which no such committee is in existence “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

2.11“Company” means Boot Barn Holdings, Inc., a corporation organized under the laws of the State of Delaware.

2.12“Disability” means, unless otherwise provided in an Award Agreement, a determination of disability under the long-term disability plan of the Company or any Affiliate that is applicable to Participant.

2.13“Dividend-Equivalent Right” means the right to receive an amount, calculated with respect to an Award, which is determined by multiplying the number of shares subject to the applicable Award by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on shares of Stock.

2.14“Effective Date” means the date the Plan is approved by the Company’s stockholders.

2.15“Exchange Act” has the meaning set forth in Section 2.8(b).

2.16“Forfeiture,” “forfeit,” and derivations thereof, when used in respect of Restricted Stock purchased by a Participant, includes the Company’s repurchase of such Restricted Stock at less than its then Market Value as a means intended to effect a forfeiture of value.

2.17“Grant Date” means the date on which an Award is granted.

2.18“Incentive Option” means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.19“Market Value” means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Market Value of Stock as of any date is the closing price for the Stock as reported on the New York Stock Exchange (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the first following date for which a closing price is reported.

2.20“Non-Employee Director” means a member of the Board who is not employed by the Company or any of its subsidiaries.

2.21“Nonstatutory Option” means any Option that is not an Incentive Option.

2.22“Option” means an option to purchase shares of Stock.

2.23“Optionee” means an eligible individual to whom an Option shall have been granted under the Plan.

2.24“Other Stock Unit Award” has the definition set forth in Section 7.7(a).

2.25“Participant” means any holder of an outstanding Award under the Plan.

2.26“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria used to establish Performance Goals may include, but shall not be limited to: (i) cash flow (before or after dividends), (ii) earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) stockholder return or total stockholder return, (vi) return on capital (including, without limitation, return on total capital or return on invested capital), (vii) return on investment, (viii) return on assets or net assets, (ix) market capitalization, (x) economic value added, (xi) debt leverage (debt to capital), (xii) revenue, (xiii) sales or net sales, (xiv) backlog, (xv) income, pre-tax income or net income, (xvi) operating income or pre-tax profit, (xvii) operating profit, net operating profit or economic profit, (xviii) gross margin, operating margin or profit margin, (xix) return on operating revenue or return on operating assets, (xx) cash from operations, (xxi) operating ratio, (xxii) operating revenue, (xxiii) market share improvement, (xxiv) general and administrative expenses and (xxv) customer service. Any of the above criteria may (A) be subject to such adjustments as determined by the Committee, and (B) be measured on an absolute basis or compared to the performance of a published or special index deemed applicable by the Committee or a group of comparator companies.

2.27“Performance Goals” means, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon one or more Performance Criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, subsidiary, or an individual, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee.

2.28“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals or other business objectives will be measured for purposes of determining a Participant’s right to, and the payment of, an Award.

2.29“Performance Unit” means a right granted to a Participant under Section 7.5, to receive a predetermined number of shares of Stock, the payment of which is contingent on achieving Performance Goals or other business objectives established by the Committee.

2.30“Plan” means this Boot Barn Holdings, Inc. 2020 Equity Incentive Plan, as amended from time to time, and including any attachments or addenda hereto.

2.31“Restricted Stock” means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.

2.32“Restricted Stock Units” means rights to receive shares of Stock at the close of a Restriction Period, subject to a Risk of Forfeiture.

2.33“Restriction Period” means the period of time, established by the Committee in connection with an Award of Restricted Stock, Restricted Stock Units or Performance Units, during which the shares of Restricted Stock or Restricted Stock Units or Performance Units are subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.34“Rights” has the meaning set forth in Section 8.4(a).

2.35“Risk of Forfeiture” means a limitation on the right of the Participant to retain Restricted Stock, Restricted Stock Units or Performance Units, including a right of the Company to reacquire shares of Restricted Stock at less than its then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

2.36“Securities Act” has the meaning set forth in Section 10.2(a).

2.37“Stock” means the common stock, par value $0.0001 per share, of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.

2.38“Stock Appreciation Right” means a right to receive a payment equal in value to the difference between the Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right over the exercise price of the Stock Appreciation Right, which value may be paid in the form of cash or shares of Stock.

2.39“Stock Grant” means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.

2.40“Ten Percent Owner” means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

2.41“Transaction” means (a) any merger or consolidation of the Company with or into another entity as a result of which the Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled or (b) any sale or exchange of all of the Stock of the Company for cash, securities or other property.

3.Term of the Plan

Unless the Plan is earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the Effective Date and ending immediately prior to the tenth anniversary of the Effective Date. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan.

4.Stock Subject to the Plan

4.1Plan Share Limitations.

(a)The aggregate number of shares of Stock that may be issued or transferred under the Plan shall not exceed 2,000,000 shares. In addition, and subject to adjustment as described in Section 8 below, shares of Stock subject to outstanding Awards under the 2014 Plan that terminate, expire or are cancelled, forfeited, exchanged or surrendered without having been exercised, vested or paid in shares or are paid in cash after the Effective Date shall be added to the share reserve under the Plan. In no event shall the number of shares available for issuance pursuant to Incentive Options exceed 2,000,000 shares of Stock. For purposes of applying the foregoing limitations, (a) if any Option or Stock Appreciation Right expires, terminates, or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited or otherwise not paid in full, the shares of Stock not purchased by the Optionee or which are forfeited or otherwise not paid shall again be available for Awards to be granted under the Plan and (b) shares withheld or tendered in payment of the exercise price of an Option, and shares withheld or tendered for payment of taxes shall not be available for re-issuance under the Plan. If Stock Appreciation Rights are granted, the full number of shares subject to the Stock Appreciation Rights shall be considered issued under the Plan, without regard to the number of shares delivered upon exercise of the Stock Appreciation Rights. For the avoidance of doubt, if shares of Stock are repurchased by the Company on the open market with the proceeds of the exercise price of Options, such shares may not again be made available for issuance under the Plan. Notwithstanding the foregoing, to the extent that any Awards are paid in cash, and not in shares, the shares subject to such Awards shall not be counted against the foregoing maximum share limitation and may again be available for Awards to be granted under the Plan.

(b)Shares of Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury, including shares purchased by the Company on the open market for purposes of the Plan or otherwise.

4.2Per Person Limitations.

(a)In General. The maximum number of shares of Stock (or, in the case of Awards to be settled in cash, a share equivalent thereof based on the Market Value as of the date of grant) that may be subject to Options, Stock Appreciation Rights or other Awards, or any combination thereof, granted to any one Participant pursuant to the Plan during any single fiscal year shall be 500,000.

(b)Non-Employee Directors. The maximum grant date value of shares of Stock and cash subject to Awards granted to any Non-Employee Director during any one fiscal year, taken together with any cash fees payable to such Non-Employee Director for services rendered during the fiscal year, shall not exceed $250,000 in total value. For purposes of this limit, the value of such Awards shall be calculated based on the grant date fair value of such Awards for financial reporting purposes.

(c)Dividends and Dividend-Equivalent Rights. Notwithstanding the foregoing provisions of this Section 4.2, the limitations set forth in this Section 4.2 shall not apply to any dividends or Dividend-Equivalent Rights that accrue or are paid with respect to Awards.

4.3Adjustment of Limitations. Each of the share limitations of this Section 4 shall be subject to adjustment pursuant to Section 8 of the Plan.

5.Administration

The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions, the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further, however, that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers up to the maximum number set forth above, and in accordance with such other guidelines as the Committee shall specify by resolution at any time or from time to time. Any such delegation may not include the authority to grant Restricted Stock, unless either otherwise permitted by applicable corporate law or the delegate is a committee of the Board, including a committee consisting solely of an executive officer who is a Board member. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee or director to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant thereto, including all Participants, beneficiaries, heirs, or assigns.

6.Authorization of Grants

6.1Eligibility. The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any member of the Board or any member of any board of directors (or similar governing authority) of any Affiliate, or any employee (including an officer) of the Company, or any of its subsidiaries or other Affiliates. However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option. The selection of Participants is within the sole discretion of the Committee.

6.2General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. The Committee shall determine the size of each Award to be granted (including, where applicable, the number of shares to which an Award will relate, subject to Sections 4.1 and 4.2), and all other terms and conditions of each such Award (including, but not limited to, any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an Award, any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications thereof, any expiration date, any restrictive covenant obligations (such as confidentiality, non-competition and non-solicitation covenants), and any clawback or recoupment provisions), based in each case on such considerations as the Committee shall determine. The Committee may determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, shares, other Awards, or other consideration, or an Award may be canceled, forfeited, or surrendered. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant shall have complied with the applicable terms and conditions of such Award (including, if applicable, delivering a fully executed copy of any agreement evidencing an Award to the Company).

6.3Effect of Termination of Employment, Etc. Unless the Committee shall provide otherwise with respect to any Award (including, but not limited to, in a Participant’s Award Agreement), if the Participant’s employment with, or services to, the Company and its Affiliates ends for any reason, including because of the Participant’s employer ceasing to be an Affiliate, (a) any outstanding Option or Stock Appreciation Right of the Participant shall cease to be exercisable in any respect not later than thirty (30) days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (b) any other outstanding Award of the Participant shall be forfeited or otherwise subject to return to the Company on the terms specified in the applicable Award Agreement. Cessation of the performance of services in one capacity, for example, as an employee, shall not result in termination of an Award while the Participant continues to perform services in another capacity, for example as a director. Military, sick or other bona fide leave shall not be deemed a termination of employment or other services; provided, that it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract; provided further, that, the Committee, in its discretion may determine whether and to what extent furlough constitutes a termination of employment. To the extent consistent with applicable law, the Committee may provide that Awards continue to vest for some or all of the period of any such leave, or that their vesting shall be tolled during any such leave and only recommence upon the Participant’s return from leave, if ever.

6.4Non-Transferability of Awards. Except as otherwise provided in this Section 6.4, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative. However, the Committee may, at or after the grant of an Award other than an Incentive Option, provide that such Award may be transferred by a Participant to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, “family member” means (a) any child, stepchild, grandchild, parent, grandparent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), (b) a trust for the benefit of one or more of the Participant or the persons referred to in clause (a); and (c) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (a) are the only partners, members or stockholders. In addition, the Committee may, at or after the grant of any Award other than an Incentive Option permit such Award to be transferred by the Participant to a charity for charitable purposes. In the event of any transfer permitted pursuant to this Section 6.4, the permitted transferee shall be bound by, and subject to, all the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations and any additional terms and conditions deemed necessary or appropriate by the Committee.

7.Specific Terms of Awards

7.1Options.

(a)Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement.

(b)Exercise Price. The price at which shares of Stock may be acquired under each Incentive Option shall be not less than 100% of the Market Value of Stock on the Grant Date, or not less than 110% of the Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner. The price at which shares of Stock may be acquired under each Nonstatutory Option shall be not less than 100% of the Market Value of Stock on the Grant Date.

(c)Option Period. No Incentive Option may be exercised on or after the tenth (10th) anniversary of the Grant Date, or on or after the fifth (5th) anniversary of the Grant Date if the Optionee is a Ten Percent Owner. The Option period under each Nonstatutory Option shall not be so limited solely by reason of this Section 7.1(c).

(d)Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the Acceleration.

(e)Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 17, specifying the number of shares of Stock with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash, check payable to the order of the Company or other form of payment in an amount equal to the exercise price of the shares of Stock to be purchased or, subject in each instance to the Committee’s approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company,

(i)by delivery to the Company of shares of Stock having a Market Value equal to the exercise price of the shares to be purchased, or

(ii)by surrender of the Option as to all or part of the shares of Stock for which the Option is then exercisable in exchange for shares of Stock having an aggregate Market Value equal to the difference between (1) the aggregate Market Value of the shares of Stock issuable upon exercise of the surrendered portion of the Option, and (2) the aggregate exercise price under the Option for the surrendered portion of the Option.

If the Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option.

(f)Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the shares of Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit”. The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates. Any shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

(g)Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of the shares of Stock issued upon such exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

(h)No Dividend-Equivalent Rights. Dividend-Equivalent Rights shall not be granted with respect to Options.

7.2Stock Appreciation Rights.

(a)Tandem or Stand-Alone. Stock Appreciation Rights may be granted in tandem with an Option (at or, in the case of a Nonstatutory Option, after, the award of the Option), or alone and unrelated to an Option. Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.

(b)Exercise Price. Stock Appreciation Rights shall have an exercise price of not less than 100% of the Market Value of the Stock on the Grant Date of such Stock Appreciation Rights, or in the case of Stock Appreciation Rights in tandem with Options, the exercise price of the related Option, which for the avoidance of doubt, shall be not less than 100% of the Market Value of Stock on the Grant Date.

(c)Other Terms. Except as the Committee may deem inappropriate or inapplicable in the circumstances or as otherwise provided in this Section 7.2, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonstatutory Option. In furtherance of the foregoing, Dividend-Equivalent Rights shall not be granted with respect to Stock Appreciation Rights.

7.3Restricted Stock.

(a)Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, if any, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b)Issuance of Stock. Each Participant receiving an Award of Restricted Stock, subject to subsection (c) below, shall be issued a stock certificate in respect of such shares of Restricted Stock or the shares shall be held in book-entry position through the Company’s transfer agent’s direct registration system. If a certificate is issued, such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

The shares evidenced by this certificate are subject to the terms and conditions of the Boot Barn Holdings, Inc. 2020 Equity Incentive Plan and an Award Agreement entered into by the registered owner and Boot Barn Holdings, Inc., copies of which will be furnished by the Company to the holder of the shares evidenced by this certificate upon written request and without charge.

If the Stock is in book-entry position through the Company’s transfer-agent’s direct registration system, the restrictions will be appropriately reflected.

(c)Escrow of Shares. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

(d)Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(e)Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote; provided that, dividends shall not be paid with respect to Restricted Stock that is subject to a Risk of Forfeiture. Such dividends shall accrue on such Restricted Stock and be paid only if and to the extent that the applicable Risk of Forfeiture lapses. The Committee, may determine at the time of Award that any cash dividends which accrue pursuant to the preceding sentence shall be deemed reinvested in additional Restricted Stock.

(f)Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the restrictive legend contemplated by Section 7.3(b) shall be removed from the certificates for such shares and such certificates shall be delivered to the Participant promptly if not theretofore so delivered, or if the Stock is in book-entry position through the Company’s transfer-agent’s direct registration system, the lapse of the restrictions will be appropriately noted.

7.4Restricted Stock Units.

(a)Character. Each Restricted Stock Unit shall entitle the recipient to a share of Stock at the close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(b)Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made in a single lump sum following the close of the applicable Restriction Period. The Committee may permit or, if it so provides at grant require, a Participant to defer such payment. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such deferral election consistent with Section 409A of the Code. At the discretion of the Committee, Participants may be entitled to receive Dividend-Equivalent Rights with respect to Restricted Stock Units; provided that such Dividend-Equivalent Rights may accrue but shall not be paid unless and until the Restriction Period ends and the Restricted Stock Units are no longer subject to a Risk of Forfeiture. Unless the Committee shall provide otherwise, any Dividend-Equivalent Rights shall be paid, if at all, without interest or other earnings.

7.5Performance Units.

(a)Character. Each Performance Unit shall entitle the recipient to a share of Stock to the extent Performance Goals are achieved over the designated Performance Period. The number of Performance Units which shall be paid (if any) in respect of a Performance Unit Award will depend on the degree to which the specified Performance Goals are achieved. The Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, a subsidiary of the Company or any division or business unit or to the individual.

(b)Earning of Performance Units. The Committee shall set Performance Goals which, depending on the extent to which they are achieved within the applicable Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant. In addition, the Committee shall determine the extent to which the Performance Goals are achieved, and determine the amount, if any, payable pursuant to each Performance Unit Award. The Committee, in its sole discretion, may make adjustments to the Performance Goals, the amounts payable in respect of the applicable Performance Goals, and performance results (including adjustments of performance results to take into account transactions or other events occurring during the Performance Period, changes in accounting principles or applicable law, asset write-downs, litigation, claims, judgments or settlements, accruals for reorganization and restructuring programs, and any extraordinary, unusual, non-recurring or non-comparable items), to the extent consistent with the terms of the applicable Award Agreement. After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive payout on the number and value of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved. Based on the level of performance, the number of shares of Stock issued upon achievement of specified levels of performance may be larger than the target number of Performance Units granted pursuant to the Award.

(c)Form and Timing of Payment. Payment of earned Performance Units shall be made in a single lump sum following the close of the applicable Performance Period. The Committee may permit or, if it so provides at grant require, a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Performance Units. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such deferral election consistent with Section 409A of the Code. At the discretion of the Committee, Participants may be entitled to receive Dividend-Equivalent Rights with respect to Performance Units; provided that such Dividend-Equivalent Rights shall only be paid if and to the extent that the related Performance Units vest. Unless the Committee shall provide otherwise, any Dividend-Equivalent Rights shall be paid, if at all, without interest or other earnings.

7.6Stock Grants. Stock Grants shall be awarded solely in recognition of significant prior or expected contributions to the success of the Company or its Affiliates, as an inducement to employment, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Stock Grants shall be made without restriction or forfeiture conditions of any kind.

7.7Other Stock Unit Awards.

(a)Stock and Administration. Other Awards of Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Stock or other property (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock Unit Awards may be paid in Stock, cash or any other form of property, as the Committee shall determine. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.

(b)Terms and Conditions. Subject to the provisions of the Plan and any applicable Award Agreement, Awards and Stock subject to Awards made under this Section 7.7 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Stock is issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses. Stock (including securities convertible into Stock) subject to Awards granted under this Section 7.7 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Stock (including securities convertible into Stock) purchased pursuant to a purchase right awarded under this Section 7.7 shall be purchased for such consideration as the Committee shall determine in its sole discretion, which shall not be less than the Market Value of such Stock or other securities as of the date such purchase right is awarded.

7.8Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, procedures, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be as comparable as practicable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements or sub-plans to, or amendments of, the Plan for the purpose of granting and administering Awards to Participants resident or primarily employed outside of the United States.

8.Adjustment Provisions

8.1Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of the Effective Date. If subsequent to that date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, an appropriate and proportionate adjustment will be made in (a) the maximum numbers and kinds of shares provided in Section 4, (b) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (c) the exercise price for each share or other unit of any other securities subject to then outstanding Options and Stock Appreciation Rights, and (d) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

8.2Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by Section 8.1, including but not limited to an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee shall make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, deems equitable and appropriate in the circumstances. The Committee may make adjustments in the terms and conditions of, and the criteria included in (including any Performance Goals), Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section 8.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines, in its sole discretion, that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

8.3Related Matters. Any adjustment in Awards made pursuant to Section 8.1 or 8.2 shall be determined and made, if at all, by the Committee, acting in its sole discretion, and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock, and Performance Goals and other business objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. The

Committee, in its discretion, may determine that no fraction of a share of Stock shall be purchasable or deliverable upon exercise, and in that event if any adjustment hereunder of the number of shares of Stock covered by an Award would cause such number to include a fraction of a share of Stock, such number of shares of Stock shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to Sections 8.1 or 8.2 shall result in an exercise price which is less than the par value of the Stock. For the avoidance of doubt, any adjustments pursuant to this Section 8 shall be consistent with Section 16.3.

8.4Transactions.

(a)Treatment of Options and Stock Appreciation Rights. In a Transaction, the Committee may take any one or more of the following actions as to all or any (or any portion of) outstanding Options and Stock Appreciation Rights (collectively, “Rights”).

(i)Provide that such Rights shall be assumed, or substantially equivalent rights shall be provided in substitution therefor, by the acquiring or succeeding entity (or an affiliate thereof).

(ii)Upon written notice to the holders, provide that the holders’ unexercised Rights will terminate immediately prior to the consummation of such Transaction unless exercised within a specified period following the date of such notice.

(iii)Provide that outstanding Rights shall become exercisable in whole or in part prior to or upon the Transaction.

(iv)Provide for cash payments, net of applicable tax withholdings, to be made to holders in an amount (if positive) equal to (A) the acquisition price times the number of shares of Stock subject to an Option (to the extent the exercise price does not exceed the acquisition price) minus (B) the aggregate exercise price for all such shares of Stock subject to the Option, in exchange for the termination of such Option; provided, that if the acquisition price does not exceed the exercise price of any such Option, the Committee may cancel that Option without the payment of any consideration therefor prior to or upon the Transaction. For this purpose, “acquisition price” means the amount of cash, and market value of any other consideration, received in payment for a share of Stock surrendered in a Transaction but need not take into account any deferred consideration unless and until received.

(v)Any combination of the foregoing.

For purposes of Section 8.4(a)(i) above, a Right shall be considered assumed, or a substantially equivalent right shall be considered to have been provided in substitution therefor, if following consummation of the Transaction the Right confers the right to purchase or receive the value of, for each share of Stock subject to the Right immediately prior to the consummation of the Transaction, the consideration (whether cash, securities or other property) received as a result of the Transaction by holders of Stock for each share of Stock held immediately prior to the consummation of the Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if the consideration received as a result of the Transaction is not solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof), the Committee may provide for the consideration to be received upon the exercise of Right to consist of or be based on solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof) equivalent in value to the per share consideration received by holders of outstanding shares of Stock as a result of the Transaction.

(b)Treatment of Other Awards. As to outstanding Awards other than Options or Stock Appreciation Rights, upon the occurrence of a Transaction, the repurchase and other rights of the Company under each such Award shall inure to the benefit of the Company’s successor and shall, unless the Committee determines otherwise, apply to the cash, securities or other property which the Stock was converted into or exchanged for pursuant to such Transaction in the same manner and to the same extent as they applied to the Award.

(c)Related Matters. In taking any of the actions permitted under this Section 8.4, the Committee shall not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically. Any determinations required to carry out the foregoing provisions of this Section 8.4, including but not limited to the market value of other consideration received by holders of Stock in a Transaction and whether substantially equivalent Rights have been substituted, shall be made by the Committee acting in its sole discretion. In connection with any action or actions taken by the Committee in respect of Awards and in connection with a Transaction, the Committee may require such acknowledgements of satisfaction and releases from Participants as it may determine.

8.5Certain Acquisitions. In connection with the acquisition of any business by the Company or any of its subsidiaries, any outstanding equity grants with respect to stock of the acquired company may be assumed or replaced by Awards under the Plan upon such terms and conditions as the Committee determines in its sole discretion (including, in the case of Options and Stock Appreciation Rights, an exercise price which is less than Market Value on the Grant Date). Shares subject to any such outstanding grants that are assumed or replaced by Awards under the Plan in connection with an acquisition shall not reduce the shares reserved for issuance under Section 4.1, consistent with applicable stock exchange requirements. In the event that the Company assumes a shareholder-approved equity plan of an acquired company, available shares under such assumed plan (after appropriate adjustments to reflect the transaction) may be issued pursuant to Awards under this Plan and shall not reduce the shares reserved for issuance under the Plan pursuant to Section 4.1, subject to applicable stock exchange requirements.

9.Change of Control

(a)Assumption of Outstanding Awards. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise or otherwise provided pursuant to the terms of an Award Agreement, (i) all outstanding Awards that are not exercised or paid at the time of the Change of Control shall be assumed, or substantially equivalent rights shall be provided in substitution therefor, or shall otherwise be continued in a manner satisfactory to the Committee, by the acquiring or succeeding entity (or an affiliate thereof) (collectively, “Assumed” or “Assumption”) and (ii) any outstanding performance-based Awards will be deemed earned at the greater of the target level and the actual performance level at the date of the Change of Control with respect to all open Performance Periods, and will continue to be subject to time-based vesting following the Change of Control in accordance with the original Performance Period. After a Change of Control, references to the “Company” as they relate to employment matters shall include the successor employer.

(b)Vesting Upon Certain Terminations of Employment Upon or Following a Change of Control. Unless the Committee determines otherwise or otherwise provided in an Award Agreement, if an Award is Assumed and a Participant’s employment or service is terminated by the Company without Cause (other than on account of Disability) upon or within 18 months following a Change of Control, the Participant’s outstanding Awards shall become fully vested as of the date of such termination.

(c)Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee, in its discretion, may take any of the following actions with respect to any or all outstanding Awards, without the consent of any Participant: (i) the Committee may determine that Participants shall receive a payment in settlement of outstanding Awards (other than Options and Stock Appreciation Rights) in such amount and form as may be determined by the Committee; (ii) the Committee may require that Participants surrender their outstanding Options and Stock Appreciation Rights in exchange for a payment by the Company, in cash or shares as determined by the Committee, in an amount equal to the amount, if any, by which the then Market Value of the shares subject to the Participant’s unexercised Options and Stock Appreciation Rights exceeds the applicable exercise price of the Option or Stock Appreciation Right; (iii) after giving Participants an opportunity to exercise all of their Options and Stock Appreciation Rights, the Committee may terminate any or all unexercised Options and Stock Appreciation Rights at such time as the Committee deems appropriate; and (iv) the Committee may modify the terms of Awards to add events, conditions or circumstances upon which the vesting of such Awards or lapse of Risk of Forfeiture will Accelerate. Any such surrender, termination or payment shall take place as of the date of the Change of Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Market Value of a share of Stock does not exceed the per share Option exercise price or Stock Appreciation Right exercise price, as applicable, the Company shall not be required to make any payment to the Participant upon surrender of the Option or Stock Appreciation Right.

10.Settlement of Awards

10.1In General. Options and Restricted Stock shall be settled in accordance with their terms. All other Awards may be settled in cash, Stock, or other Awards, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary Award Agreement. The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.

10.2Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance until (a) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (b) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a)the shares of Stock are at the time of the issue of such shares effectively registered under the Securities Act of 1933, as amended (the “Securities Act”); or

(b)the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares does not require registration under the Securities Act or any applicable State securities laws.

Furthermore, the inability of the Company to obtain or maintain, or the impracticability of it obtaining or maintaining, authority from any governmental agency having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance of any Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue such Stock as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Stock, with or without consideration to the affected Participants.

10.3Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company.

10.4Registration. If the Company shall deem it necessary or desirable to register under the Securities Act or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

10.5Tax Withholding. The Company and any Affiliate are authorized to withhold from any delivery of shares in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with an Award (including any federal, state, local or foreign withholding taxes), and to take such other action as the Committee may deem advisable to enable the Company, its Affiliates and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive shares of Stock or other consideration and to require Participants to make cash payments in respect thereof in satisfaction of withholding tax obligations. In furtherance of the foregoing, the Committee, acting in its sole discretion, may permit or require a Participant to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares of Stock to satisfy applicable tax obligations. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

10.6Company Charter and By-Laws; Other Company Policies. This Plan and all Awards granted hereunder are subject to the certificate of incorporation and by-laws of the Company, as they may be amended from time to time, and all other Company policies duly adopted by the Board, the Committee or any other committee of the Board and as in effect from time to time regarding the acquisition, ownership or sale of Stock by employees and other service providers, including, without limitation, policies intended to limit the potential for insider trading, and any clawback or other policies to prohibit payment of or recover compensation payable or paid on the basis of inaccurate financial results or statements, employee conduct, and other similar events.

11.Reservation of Stock

The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

12.Limitation of Rights in Stock; No Special Service Rights

A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until a certificate shall have been issued therefor and delivered to the Participant or his agent, or the Stock shall be issued through the Company’s transfer agent’s direct registration system. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the certificate or articles of incorporation and the by-laws of the Company. Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment with, or services to, the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or services agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or services agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment with, or services to, the Company and its Affiliates.

13.Unfunded Status of Plan

The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Options, Stock Appreciation Rights and other Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

14.Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor the submission of the Plan or of any amendment to stockholders for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including the granting of awards outside of and apart from the Plan, and such arrangements may be either applicable generally or only in specific cases.

15.No Guarantee of Tax Consequences

It is intended that all Awards shall be granted and maintained on a basis which ensures they are exempt from, or otherwise compliant with, the requirements of Section 409A of the Code, pertaining to non-qualified plans of deferred compensation, and the Plan shall be governed, interpreted and enforced consistent with such intent. If an Award is subject to Section 409A of the Code, (a) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (b) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A of the Code, (c) unless the Award Agreement specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (d) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code. Notwithstanding anything herein to the contrary, in the event that any Awards constitute nonqualified deferred compensation under Section 409A of the Code, if (i) the Participant is a “specified employee” of the Company as of the specified employee identification date for purposes of Section 409A of the Code (as determined in accordance with the policies and procedures adopted by the Company) and (ii) the delivery of any cash or shares payable pursuant to an Award is required to be delayed for a period of six months after separation from service pursuant to Section 409A of the Code, such cash or shares shall be paid within 15 days after the end of the six-month period. If the Participant dies during such six-month period, the amounts withheld on account of Section 409A of the Code shall be paid to the Participant’s beneficiary within 30 days of the Participant’s death. The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Section 416(i) of the Code and the “specified employee” requirements of Section 409A of the Code.

Notwithstanding the foregoing, neither the Company nor any Affiliate, nor any director, officer, agent, representative or employee of either, guarantees to the Participant or any other person any particular tax consequences as a result of the grant of, exercise of rights under, or payment in respect of an Award, including but not limited to that an Option granted as an Incentive Option has or will qualify as an “incentive stock option” within the meaning of Section 422 of the Code or that the provisions and penalties of Section 409A of the Code will or will not apply, and neither the Company, its Affiliates, nor any other person shall have any liability to a Participant or any other party if a payment under an Award that is intended to benefit from favorable tax treatment or avoid adverse tax treatment fails to realize such intention or for any action taken by the Board or the Committee with respect to the Award.

16.Termination and Amendment of the Plan

16.1Termination or Amendment of the Plan. Subject to the limitations contained in Section 16.3 below, including specifically the requirement of stockholder approval, if applicable, the Board may at any time suspend or terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment.

16.2Termination or Amendment of Outstanding Awards; Assumptions. Subject to the limitations contained in Section 16.3 below, including specifically the requirement of stockholder approval, if applicable, the Committee may at any time:

(a)amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan; and

(b)within the limitations of the Plan, modify, extend or assume outstanding Awards or accept the cancellation of outstanding Awards or of outstanding stock options or other equity-based compensation awards granted by another issuer in return for the grant of new Awards for the same or a different number of shares of Stock and on the same or different terms and conditions (including but not limited to the exercise price of any Option).

16.3Limitations on Amendments; No Repricing.

(a)Without the approval of the Company’s stockholders, no amendment or modification of the Plan by the Board may (i) increase the number of shares of Stock which may be issued under the Plan, (ii) change the description of the persons eligible for Awards, or (iii) effect any other change for which stockholder approval is required by law or the rules of any relevant stock exchange.

(b)Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities or property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities, or similar transactions), the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the exercise price of such outstanding Options or Stock Appreciation Rights, (ii) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights or (iii) cancel outstanding Options or Stock Appreciation Rights with an exercise price above the current share price in exchange for cash or other securities.

(c)No action by the Board or the Committee pursuant to this Section 16 shall impair the rights of the recipient of any Award outstanding on the date of such amendment or modification of such Award, as the case may be, without the Participant’s consent; provided, however, that no such consent shall be required if (i) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, (ii) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated, or (iii) the Board or Committee, as the case may be, determines in its sole discretion that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation.

17.Notices and Other Communications

Any communication or notice required or permitted to be given under the Plan shall be in such form as the Committee may determine from time to time. If a notice, demand, request or other communication is required or permitted to be given in writing, then any such notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, or sent by electronic addressed, telecopied or electronically mailed, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company or to his or her electronic mail address on file with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery or electronic mail, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

18.Successors and Assigns

The Plan and Award Agreements may be assigned by the Company to any successor to the Company’s business. The Plan and any applicable Award Agreement shall be binding on all successors and assigns of the Company and a Participant, including any permitted transferee of a Participant, the beneficiary or estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

19.Severability of Provisions

If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

20.Governing Law

The Plan and all Award Agreements and actions taken hereunder and thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received 5:00 p.m., Central Time, on August 25, 2020. Online Go to www.envisionreports.com/BOOT or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/BOOT Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Peter Starrett 02 - Greg Bettinelli 03 - James G. Conroy 04 - Lisa G. Laube 05 - Anne MacDonald 06 - Brenda I. Morris 07 - Brad Weston For Against Abstain ForAgainst Abstain 2. To vote on a non-binding advisory resolution to approve the compensation paid to named executive officers for fiscal 2020 (“say-on-pay”). 3. Approval of the Boot Barn Holdings, Inc. 2020 Equity Incentive Plan. 4. Ratification of Deloitte & Touche LLP as the independent auditor for the fiscal year ended March 27, 2021. Note: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 039RZB B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, and FOR Proposals 2 - 4. 2020 Annual Meeting Proxy Card

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/BOOT q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2020 Annual Meeting of Stockholders 15345 Barranca Pkwy, Irvine, California 92618 Proxy Solicited by Board of Directors for Annual Meeting — August 26, 2020 James G. Conroy and Gregory V. Hackman, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Boot Barn Holdings, Inc. to be held on August 26, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of directors, and FOR Proposals 2 - 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. + C Non-Voting Items Boot Barn Holdings, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/BOOT